UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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National Health Investors, Inc.
(Name of Registrant as Specified in its Charter)

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Letter from our President and CEO

Dear Fellow Stockholders –

On behalf of our Board of Directors and everyone at NHI, I want to thank you for your continued investment and confidence as we navigate through a transitional period for our Company and for the entire senior housing and skilled nursing industries.

We made significant progress on our portfolio optimization plans during 2022 which has created multiple avenues of internal and external growth opportunities for NHI. During 2022 we made strategic dispositions with net proceeds of approximately $169 million, including $145 million of underperforming senior housing and skilled nursing assets that have significantly improved our need-driven lease coverage ratios and bolstered our already strong financial position. We fundamentally restructured our relationship with Bickford Senior Living, one of our largest tenants, that resulted in a much healthier portfolio with that operator. Our portfolio optimization also led to the creation of our senior housing operating portfolio (“SHOP”) which nicely positions NHI to capture more upside as the senior housing industry fundamentals rebound from pandemic lows.

Throughout our Company’s history we have been fully committed to financial discipline which we maintained throughout the pandemic. We used proceeds from our dispositions to reduce our total debt load and we repurchased $152 million of our stock. We entered into a new revolving credit facility that provides greater access to capital and positions us to better grow our emerging SHOP platform. We managed our leverage within our stated financial policies without the need to raise equity capital in 2022 and our financial strength continues to be recognized with investment grade ratings from our three rating agencies. Moody’s also upgraded its outlook on NHI in 2022 to “stable” from “negative”.

In the 2022 Proxy Statement we announced that the Nominating and Corporate Governance Committee had engaged a national search firm to identify qualified diverse members for our Board. In May 2022, we announced the appointment of Tracy M.J. Colden to our Board of Directors who has extensive experience in real estate with particular expertise in legal, governance, finance and accounting. Ms. Colden is the second female director appointed to NHI’s Board in the last three years and we have been impressed with the unique perspective she brings to NHI.

With the portfolio optimization largely complete, NHI is in great shape to start growing the Company again. We announced investments of approximately $60 million in the fourth quarter of 2022 and have already announced investments of approximately $55 million in 2023. We see great potential for the future of senior housing and skilled nursing as the demographic trends are undeniable and new supply trends have been much more favorable over the last few years.

NHI is well positioned to benefit from these powerful supply demand dynamics for the long-term.

We are pleased to present the 2023 NHI Proxy Statement and invite you to join our Annual Stockholder Meeting either virtually or in person on May 5, 2023. We appreciate your support and look forward to updating you regularly on the progress NHI is making.

Best,

Eric Mendelsohn

222 Robert Rose Drive
Murfreesboro, TN 37129

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

    We cordially invite you to attend the Annual Meeting of the Stockholders of National Health Investors, Inc. (“NHI” or the “Company”). The annual meeting will be held both virtually and in person at The View at Fountains, 1500 Medical Center Parkway, Suite 1D, Murfreesboro, Tennessee 37129 on Friday, May 5, 2023, at 1:00 pm CDT, for the following purposes:

(1)    To re-elect three directors, W. Andrew Adams, Tracy M.J. Colden and Robert A. McCabe, Jr. each of whom are current directors of the Company;

(2)    To approve the Amended and Restated 2019 Stock Incentive Plan to increase the number of shares and include restricted stock and restricted stock units;

(3)    To approve, on an advisory basis, the compensation paid to our named executive officers;

(4)    To approve on an advisory basis, the frequency of the advisory vote on compensation of our named executive officers;

(5)    To ratify the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

(6)    To transact such other business as may properly come before the meeting or any continuances of it.

Stockholders of record as of the close of business on March 10, 2023 are entitled to vote at the annual meeting and any postponement or adjournment thereof. Please see page 41 for additional information regarding accessing the meeting and how to vote your shares. You do not need to attend the meeting in order to vote your shares.

Your vote is important. Please vote your proxy promptly to ensure your shares are properly represented, even if you plan to join the annual meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

We appreciate your continued confidence in our Company and look forward to your joining us on May 5, 2023. As always, we encourage you to vote your shares prior to the annual meeting.

By order of the Board of Directors,

/s/ Susan Sidwell
Corporate Secretary
Murfreesboro, Tennessee
March 24, 2023

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET IN ADVANCE Visit www.proxyvote.com	BY MAIL Sign, date, and return the enclosed proxy card or voting instruction form.
BY TELEPHONE Call the telephone number on your proxy card or voting instruction form.	AT THE MEETING Attend the annual meeting. See page 41 for additional details on how to attend.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 5, 2023: This Notice of Annual Meeting, the Proxy Statement, and the 2022 Annual Report are available at www.proxyvote.com.

Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. Please carefully read the entire proxy statement before voting.

Meeting Details

The accompanying proxy is solicited by the Board of Directors (“the Board”) of National Health Investors, Inc. (“NHI” or the “Company”) to be voted at the Annual Meeting of the Stockholders (the “Meeting”) on Friday, May 5, 2023, commencing at 1:00 p.m. CDT and at any continuances of the Meeting. The Meeting will be held both virtually and in person (a “hybrid meeting”). Stockholders and guests desiring to attend the Meeting in person, can attend at The View at Fountains, 1500 Medical Center Parkway, Suite 1D, Murfreesboro, Tennessee 37129. Stockholders desiring to attend virtually can log in to www.virtualshareholdermeeting.com/NHI2023. Stockholders attending virtually will have two options: You can join as a “Stockholder” or you can join as a “Guest.” If you join as a “Stockholder,” you must enter the 16-digit control number found on your proxy card or the Notice you received. Once properly admitted to the Meeting, all stockholders of record of March 10, 2023 (the “Record Date”) will be able to submit questions and vote their shares by following the instructions that will be available on the virtual meeting platform. Individuals interested in attending the Meeting virtually who do not have a control number or who are not a stockholder may attend the Meeting as a guest but will not have the option to ask questions or participate in the vote. Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/NHI2023 beginning at 12:30 CDT on May 5, 2023. The technical support offered through this service is designed to address difficulty related to the virtual meeting platform and it is recommended to contact your broker should you be unable to locate your control number. It is anticipated that this proxy statement and the form of proxy card solicited on behalf of our Board will be filed with the Securities and Exchange Commission (“SEC”) and an accompanying Notice mailed to our stockholders beginning on March 24, 2023. In this document, the words “we”, “our”, “ours”, and “us” refer to National Health Investors, Inc.

Voting Matters and Board Recommendations

			Board Vote	See
Voting Matter		Voting Standard	Recommendation	Page
Proposal 1	Election of Directors	Majority of votes cast	For Each Nominee	3
Proposal 2	Amended and Restated 2019 Stock Incentive Plan	Majority of votes cast	For	30
Proposal 3	Advisory Vote on Executive Compensation	Majority of votes cast	For	38
Proposal 4	Advisory Vote on the Frequency of the vote on Executive Compensation	Option Receiving the most votes cast	Every One Year	39
Proposal 5	Ratification of Independent Registered Accounting Firm	Majority of votes cast	For	39

Corporate Sustainability

We believe that integrating environmental, social and governance, or ESG, initiatives into our strategic business objectives will contribute to our long-term success. Through our sustainability efforts, we seek to incentivize positive change and create value for our stakeholders. See “Corporate Sustainability” beginning on page 14 for more details of our corporate sustainability efforts.

Our Directors

NHI is currently managed by an eight-person Board. On May 3, 2022, the Board approved expanding the Board from seven to eight members and appointed Ms. Colden to fill the vacancy effective June 1, 2022. A director may be removed from office for cause only. Three of the directors are standing for reelection at the Meeting in accordance with the Company’s bylaws (as amended and/or restated to date, the “Bylaws”). The Board believes that each of the nominees is qualified to serve as a director of NHI and possesses the qualities and skills described in the section of the proxy statement captioned “Proposal 1 - Election of Directors,” beginning on page 3.

Name	Age	Director Since	Position	Expiration of term
Nominees
W. Andrew Adams	77	1991	Chairperson of the Board	2023
Tracy M. J. Colden	61	2022	Director	2023
Robert A. McCabe, Jr.	72	2001	Director	2023
Continuing Directors
Robert G. Adams	76	2020	Director	2025
James R. Jobe	61	2013	Director	2025
Charlotte A. Swafford	75	2020	Director	2024
Robert T. Webb	78	1991	Director	2024
D. Eric Mendelsohn	61	2021	Director, President & Chief Executive Officer	2024

Current Board Composition

The following matrix provides information regarding the members of our Board, including demographic information for, and certain qualifications and experience possessed by, the members of our Board, which our Board believes are relevant to our business and industry and provide a range of viewpoints that are invaluable for our Board’s discussions and decision-making processes. In addition, each of our current directors, other than Mr. Mendelsohn, is considered independent by our Board based on the independence standards of the New York Stock Exchange (the “NYSE”). The matrix does not encompass all of the qualifications, experiences or attributes of the members of our Board, and the fact that a particular qualification, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular qualification, experience or attribute with respect to any of the members of our Board does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of qualification and experience listed below may vary among the members of the Board.

Skills and Experience	W. A. Adams	Colden	McCabe	R. Adams	Jobe	Swafford	Webb	Mendelsohn
Public Company Board Experience	x	x	x	x	x
C-Suite Leadership	x		x	x				x
Financial Literacy/Accounting	x	x	x	x	x	x	x	x
Healthcare	x			x		x		x
Risk Management/Strategic Planning	x	x	x	x	x	x	x	x
Corporate Governance/Legal		x						x
Background
Gender	Male	Female	Male	Male	Male	Female	Male	Male
Race/Ethnicity	White	African/American	White	White	White	White	White	White
Age	77	61	72	76	61	75	78	61
Tenure (years)	31	1	22	3	9	3	31	2

We invest in Relationships, not just Properties

Incorporated in 1991, we are a real estate investment trust (“REIT”) specializing in sale - leaseback, joint - venture, and mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. Our portfolio consists of independent, assisted and memory care communities, entrance - fee communities, skilled nursing facilities, and a specialty hospital.

PROPOSAL 1- ELECTION OF DIRECTORS

Pursuant to the Company’s Articles of Incorporation, the directors have been divided into three classes. Each class is elected for a three-year term and only one group is up for election each year. The Company’s Articles of Incorporation and Bylaws provide that the number of directors to be elected by the stockholders shall be at least three and not more than nine, as established by the Board from time to time. On February 17, 2023, the Board’s Nominating and Corporate Governance Committee recommended, and the full Board nominated, Mr. W. A. Adams, Ms. Colden and Mr. McCabe for re-election to the Board for a three-year term or until their successors are duly elected and qualified. Our nominees were assessed and chosen in accordance with our Committee’s charter. Our Bylaws require that directors be elected by a majority of the votes cast with respect to their election at the Meeting. If a proxy does not specifically instruct the proxy holder to vote against the election of Mr. W.A. Adams, Ms. Colden and/or Mr. McCabe, your proxy holder intends to vote for the election of Mr. W.A. Adams, Ms. Colden and/or Mr. McCabe to hold office as a director for the term described above or until their successor has been duly elected and qualified.

Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for re-election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce the number of directors to be elected. If elected at the Meeting, the nominees will hold office until the 2026 Annual Meeting of Stockholders and until their successors have been elected and qualified.

Our Director Nominees

W. Andrew Adams	Background
Chairperson of the Board	Mr. W. A. Adams has been our Chairperson of the Board since our inception in 1991. Mr. W. A. Adams served as both President and Chief Executive Officer (“CEO”) of the Company from our inception until his retirement as President in February 2009 and as CEO in March 2011. Mr. W. A. Adams was president and chief executive officer of NHC until he resigned those positions in 2004. He remains on NHC’s board of directors and served as chairman of the board until 2008. Mr. W. A. Adams served as president of National Health Realty, Inc. (“NHR”), a publicly-traded REIT from 1997 until November 2004 and served as chairman of the board of NHR until its merger with NHC in 2007. Effective January 16, 2017, Mr. W. A. Adams was appointed to the Governing Board of Middle Tennessee State University. Mr. W. A. Adams has previously served on the boards of Assisted Living Concepts, SunTrust Bank, David Lipscomb University and the Boy Scouts of America. He received his Bachelor of Science and Master of Business Administration degrees from Middle Tennessee State University. He is the brother of director Robert G. Adams.
Age 77
Director since 1991
Committees: None
Other Current Public Directorships: National HealthCare Corporation (“NHC”)

Qualifications
The Board concluded Mr. W.A. Adams should serve as a director of the Company based on his prior role as CEO of the Company, extensive experience in the healthcare and REIT industries and his thorough understanding of the Company. Mr. W. A. Adams has not been an officer of the Company since February 28, 2011 and based on the SEC rules, the NYSE rules and the Bylaws, the Board has determined that he is an independent director.

Tracy M.J. Colden	Background
Age 61	Ms. Colden was added as a director of the Company effective June 1, 2022. Ms Colden has served as general counsel, executive vice president and corporate secretary with Playa Hotels & Resorts N. V. (NASDAQ: PLYA) since January 2020. Ms. Colden has more than 30 years of experience in the hospitality and lodging industry. Ms. Colden has previously served as general counsel, executive vice president and corporate secretary for Highland Hospitality Corporation and Crestline Capital Corporation. Prior to joining Crestline Capital, Ms. Colden was an assistant general counsel at Host Marriott Corporation (now Host Hotels & Resorts, Inc.) and was previously in the private practice of law. Ms. Colden received her Bachelor of Business Administration from the University of Michigan and a Juris Doctor from the University of Virginia School of Law. Ms. Colden is a Certified Public Accountant (inactive) and is a member of the District of Columbia, Florida and Michigan (emeritus status) bars.
Director since 2022
Committees:
Nominating & Corporate Governance Committee

Qualifications
The Board concluded that Ms. Colden should serve as a director of the Company based on her public company experience, legal background, diversity and independence from the Company.

Robert A. McCabe, Jr.	Background
Age 72	Mr. McCabe has served as a director of the Company since 2001. Mr. McCabe has been chairperson of Pinnacle Financial Partners (“Pinnacle”) in Nashville, Tennessee since August 2000. He began his banking career with the former Park National Bank of Knoxville, Tennessee (“PNB”) and held numerous executive positions with PNB and its successor, First American National Bank. In 1994, Mr. McCabe was appointed vice chairman of First American Corporation. In March 1999, he was appointed by First American to manage all banking and non-banking operations, a position he held until First American’s merger with AmSouth Bancorporation in October 1999. Mr. McCabe has served as chairman of the Nashville Chamber of Commerce and chairman of Nashville Electric Service, a municipal electric distribution company. Mr. McCabe was a director of Diversicare Healthcare Services, Inc. until it was sold in November 2021. He was also a director of Goldleaf Financial Solutions, Inc. until its sale in 2009 and a director of SSC Services of Knoxville, Tennessee until 2010. Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville and Leadership Nashville. He is a member of the World Presidents’ Organization and, Chief Executives Organization, and served as the past chairman of the board of trustees of The Ensworth School and Cheekwood Botanical Gardens and Museum of Art. He is also the past chairman of the Middle Tennessee Boy Scout Council, the Nashville Symphony and the Nashville Downtown Partnership. Mr. McCabe received his Master of Business Administration degree from the University of Tennessee and completed the Advanced Management Program of Harvard Business School.
Director since 2001
Committees:
Audit Committee (Chairperson)
Compensation Committee
Nominating & Corporate Governance Committee

Other Current Public Directorship: Pinnacle Financial Partners

Qualifications
The Board concluded Mr. McCabe should serve as a director of the Company because of his extensive leadership experience, his understanding of finance, accounting and the banking industry, and his independence from the Company.
The Board Recommends a Vote “For” the Election of Mr. W. A. Adams, Ms. Colden and Mr. McCabe as Provided In Proposal 1.

Our Continuing Directors

Robert G. Adams	Background
Age 76
Mr. R. Adams joined NHI as a director on May 6, 2020. He was with NHC for 45 years. He became chairperson of the board of NHC on January 1, 2009 and served as chief executive officer of NHC from November 1, 2004 until December 31, 2016. Mr. R. Adams retired from his position as NHC chief executive officer effective December 31, 2016 but remains non-executive chairman of the NHC board. He has extensive long-term healthcare experience, including serving NHC as a healthcare center administrator and Regional Vice President. NHC served as the Company's Investment Advisor from 1991 through October 2004 and as a result, Mr. R. Adams served as Vice President of the Company during that period. He has not provided any services to the Company (other than as a director) since October 2004. He also served on the board of NHR from December 1997 through October 2007. Mr. R. Adams has a Bachelor of Science degree from Middle Tennessee State University. He is the brother of W. Andrew Adams, the Chairperson of the Board.

Director since 2020
Committees:
Compensation Committee
Nominating & Corporate Governance Committee
Other Current Public Directorship: National HealthCare Corporation

Qualifications
The Board concluded Mr. R. Adams should serve as a director of the Company because he provides a valuable perspective regarding the long-term healthcare industry and brings his NHC experience in all aspects of the Board’s deliberations.

James R. Jobe	Background
Age 61	Mr. Jobe joined NHI as a director in April, 2013. Mr. Jobe is a partner in the accounting firm of Jobe, Hastings & Associates, CPA’s, established in 1984 in Murfreesboro, Tennessee. In that capacity, he has provided accounting and consulting services in the healthcare and long-term care industries for over 30 years. Mr. Jobe previously served as an independent director of NHR, until its merger with NHC in 2007. He received his Bachelor of Business Administration in Accounting from Middle Tennessee State University in 1984 and became a certified public accountant in 1986.
Director since 2013
Committees:
Audit Committee
Compensation Committee
Nominating & Corporate
Governance Committee
(Chairperson)	Qualifications
The Board concluded that Mr. Jobe should serve as a director of the Company based on his public company director experience, his accounting experience within the long-term care industry, and his independence from the Company.

D. Eric Mendelsohn	Background
Age 61	Mr. Mendelsohn joined NHI in January 2015 as Executive Vice President of Corporate Finance. He was named interim CEO in August 2015 and CEO and President on October 5, 2015. Mr. Mendelsohn became a director in February 2021. He has over 15 years of healthcare real estate and financing experience. Previously, Mr. Mendelsohn was with Emeritus Senior Living for nine years, most recently as a senior vice president of corporate development where he was responsible for the financing and acquisition of assisted living properties, home health care companies, administration of joint venture relationships and executing corporate finance strategies. Prior to Emeritus, Mr. Mendelsohn was with the University of Washington as a transaction officer where he worked on the development, acquisition and financing of research, clinic and medical properties. Prior to that, Mr. Mendelsohn was a practicing transactional attorney, representing lenders and landlords. Mr. Mendelsohn has a Bachelor of Science degree from American University in International Relations, a Juris Doctor degree from Pepperdine University, and a Masters (LLM) in Banking and Finance from Boston University. Mr. Mendelsohn is a member of the Florida and Washington State Bar Associations.
Director since 2021
Committees:
None

Qualifications
Mr. Mendelsohn is the only management member of the Board and as such the Board concluded that his perspective is important in developing the strategic and operation direction of the Company and thus Mr. Mendelsohn should serve as a director of the Company based on his role as CEO and his executive experience in the senior care industry.

Charlotte A. Swafford	Background
Age 75	Ms. Swafford joined the Board on May 6, 2020. She served as senior vice president and treasurer of NHC from 1985 until her retirement on December 31, 2016. She joined NHC in 1973 and served as staff accountant, accounting manager and assistant treasurer. NHC served as the Company's Investment Advisor from 1991 through October 2004, and as a result, Ms. Swafford served as Treasurer of the Company during that period. She has not provided any services to the Company (other than as a director) since October 2004. Ms. Swafford has a Bachelor of Science degree from Tennessee Technological University.
Director since 2020
Committees:
Compensation Committee
Audit Committee
Compensation Committee
Nominating & Corporate Governance Committee

Qualifications
The Board concluded that Ms. Swafford should serve as a director of the Company based on her extensive healthcare, accounting and financial background.

Robert T. Webb	Background
Age 78	Mr. Webb has served as a director of the Company since its inception in 1991. Mr. Webb is the owner of commercial buildings in the Middle Tennessee area and is a subdivision developer. Additionally, Mr. Webb is the vice president and treasurer of Webb’s Refreshments, Inc., which has been in operation serving the Middle Tennessee area since 1976. Mr. Webb served as president of Webb’s Refreshments until that position was assumed by his son in 2010. He attended David Lipscomb College and received a Bachelor of Arts in business marketing from Middle Tennessee State University in 1969.
Director since 2020
Committees:
Compensation Committee
Audit Committee
Compensation Committee (Chairperson)

Nominating & Corporate Governance Committee	Qualifications
The Board concluded Mr. Webb should serve as a director of the Company based on his extensive real estate business experience, his leadership qualities and his independence from the Company.

CORPORATE GOVERNANCE

The Board’s Leadership Structure

Mr. W. A. Adams has served as our Chairperson of the Board since the Company was founded in 1991. Mr. Mendelsohn was named CEO in August 2015 and joined the Board in February 2021. During 2022, our Board was comprised of Mr. W. A. Adams as Chairperson of the Board, Mr. Mendelsohn as CEO and director and six other independent directors.

We believe that this leadership structure is effective for the Company. Our Chairperson of the Board is charged with presiding over all meetings of the Board and our stockholders and providing advice and counsel to the CEO and our Company’s other officers regarding our business and operations. Further, our CEO and Chairperson of the Board have an excellent working relationship. With over 30 years of experience with NHI as its founder and Chairperson of the Board, Mr. W. A. Adams is well positioned to provide our CEO with guidance, advice and counsel regarding our Company’s business, operations and strategy. We believe that having Mr. W. A. Adams as Chairperson of the Board allows us to continue to draw upon his extensive knowledge of the REIT and healthcare industries.

The Board’s Oversight of Risk

Our full Board regularly engages in discussions of risk management and receives reports on risk management from members of management. Each of our Board committees also considers the risk within its areas of responsibility. Each of the independent committee chairpersons leads the Board in its role of risk oversight with respect to such committee’s area of responsibility. Thus, the Audit Committee leads the risk management oversight with respect to the Company’s financial statements and cyber-security, the Compensation Committee with respect to the Company’s compensation policies and the Nominating and Corporate Governance Committee with respect to Corporate Governance. Each of the committees will continue to lead risk oversight with respect to such committee’s area of responsibility and the Chairperson of the Board will add additional risk oversight with respect to the Company as a whole. We believe this structure provides effective oversight of the risk management function.

Board and Committee Meetings

The Board held seven meetings during 2022 and acted by one written consent. Each director attended more than 75% of the total number of meetings of the Board and each committee on which such director served in 2022. The Company strongly urges, but does not require, directors to attend the annual meeting of stockholders. All directors as of the meeting date were in attendance at the 2022 annual meeting of stockholders.

Director Independence

The Board has determined that no director, other than Mr. Mendelsohn, had a material relationship with the Company during 2022. Accordingly, Mr. R. Adams, Mr. W. A. Adams, Ms. Colden, Mr. Jobe, Mr. McCabe, Ms. Swafford and Mr. Webb were “independent” directors based on an affirmative determination by our Board in accordance with the listing standards of the NYSE, the SEC and our Bylaws. Mr. Mendelsohn is the CEO of the Company and is thus not an independent director. Our Corporate Governance Guidelines provide that our independent directors meet in executive session without management present at least annually and generally each quarter.

Committees of the Board

The Board has three standing independent committees with separate chairpersons, the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. The charters of each committee are provided on our website at www.nhireit.com. During 2022, each committee was comprised solely of independent directors. Each committee is submitting a report in this proxy statement. Each committee adopted its respective charter, which provides that such committee elect a chairperson. The committee meetings serve as the vehicle for addressing matters at a detailed level. During the Board meetings, there are regularly scheduled executive sessions of the independent directors with no members of management present. Mr. W. A. Adams, as Chairperson of the Board, leads the executive sessions.

Audit Committee

The Audit Committee is comprised of four members consisting of Mr. McCabe as the Chairperson, Mr. Jobe, Ms. Swafford and Mr. Webb. During 2022, the Audit Committee met five times and acted by two written consents. The Board has determined that the Chairperson of the Audit Committee, Mr. McCabe, meets the SEC’s definition of “audit committee financial expert” and all four members of the Audit Committee are “financially literate” as required by the NYSE rules. The Board has determined that all of the members of the Audit Committee are independent, as independence for audit committee members is defined under the NYSE listing standards and under the independence standards set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We maintain an internal audit function as required by the NYSE rules to provide management and the Audit Committee with ongoing assessment of our risk management processes and system of internal control over financial reporting. Since 2006, we have outsourced this internal audit function to Rodefer Moss & Co., a Tennessee regional accounting firm with significant experience in providing audit and non-audit related services to its SEC clients. The primary functions of the Audit Committee are to assist the Board in fulfilling its oversight responsibilities with respect to: (a) the Company’s systems of internal control regarding finance, accounting, legal compliance and ethical behavior; (b) the Company’s auditing, accounting and financial reporting processes; (c) the Company’s financial statements and other financial information provided by the Company to its stockholders, the public and others; (d) the Company’s compliance with legal and regulatory requirements; and (e) the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent registered public accounting firm or nominate the independent registered public accounting firm for stockholder approval. The Audit Committee approves all audit engagement fees and terms of all non-audit engagements with the independent registered public accounting firm.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of five members consisting of Mr. Jobe as the Chairperson, Mr. R. Adams, Mr. McCabe, Ms. Swafford and Mr. Webb, all of whom are independent directors. Ms. Colden was added to this committee in February 2023. The Nominating and Corporate Governance Committee met two times during 2022 and acted by one written consent. The Nominating and Corporate Governance Committee’s responsibilities include providing assistance to the Board in identifying and recommending candidates qualified to serve as directors of the Company, reviewing the composition of the Board, developing, reviewing and recommending governance policies and principles for the Company and reviewing periodically the performance of the Board.

The process we follow with respect to director nominations is to identify qualified individuals for Board membership and recommend them to the full Board for consideration. This includes all potential candidates, whether initially recommended from management, other Board members or stockholders of the Company. If the appropriate biographical information is provided on a timely basis, we will evaluate stockholder recommended candidates by following substantially the same process, and applying the same criteria, as we follow for candidates submitted by others. Nominations by stockholders should be sent to National Health Investors, Inc., Attn: Nominating and Corporate Governance Committee, 222 Robert Rose Drive, Murfreesboro, Tennessee 37129.

In determining whether to recommend a director candidate for the Board’s consideration, we look at diversity of experience and capabilities, with greater weight given to qualifications, like an understanding of the healthcare industry, real estate, finance and accounting. The minimum and principal qualification of a director is the ability to act successfully on the stockholders’ behalf. We then evaluate each nominee and do an internal rank ordering. Existing Board members are automatically considered by us for a term renewal. We believe that the collective diversity of experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board to fulfill its responsibilities.

Compensation Committee

The Compensation Committee is comprised of five members consisting of Mr. Webb as the Chairperson, Mr. R. Adams, Mr. Jobe, Mr. McCabe and Ms. Swafford, all of whom are independent directors. The Compensation Committee met three times during 2022 and acted by one written consent. The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers and directors and to review and approve senior officers’ compensation. This includes reviewing the alignment of executive compensation and benefit programs, policies and practices with Company values and strategy and the creation of value for stockholders and overseeing management’s review of the Company’s compensation programs, policies and practices to determine whether they encourage excessive risk-taking or otherwise create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee also oversees and reviews executive compensation programs, benefits, policies and practices with a view to attract, motivate and retain qualified executive officers and other key employees of the Company and make recommendations to the Board with respect to compensation, incentive compensation plans and equity-based plans for directors and officers of the Company. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of the CEO, evaluates the performance of the CEO in light of those goals and objectives, and determines the compensation of the CEO based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the CEO in past years. In evaluating and determining the CEO’s compensation, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation.

Corporate Governance Policies

The Board has adopted the NHI Code of Business Conduct and Ethics (“NHI Code”) and the NHI Corporate Governance Guidelines which, are available on our website at www.nhireit.com. Our website also contains information about the NHI EthicsPoint program, and this proxy statement contains a description of our EthicsPoint program under the caption “Stockholder Communications.” The contents of the website are not incorporated into this proxy statement.

The NHI Code was adopted to: (a) promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; (b) promote compliance with applicable governmental laws, rules and regulations; (c) promote the protection of Company assets, including corporate opportunities and confidential information; (d) promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (e) promote fair dealing practices; (f) deter wrongdoing; and (g) ensure accountability for adherence to the NHI Code.

The Board has also adopted a policy that prohibits employees, officers, and directors, or any of their designees, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. In addition, we have a policy that requires the pre-approval of our Chief Financial Officer before any employee, executive officer and Board member may pledge our common stock as collateral for a loan or for a margin account.

DIRECTOR COMPENSATION

During 2022, the independent directors received compensation for their Board service in the amount of $7,500 per meeting attended. The Chairperson of our Audit Committee received an additional $2,500 per meeting of the Audit Committee. Each independent director also received fully vested options to purchase 25,000 shares of Company stock based on the closing price of NHI’s shares on February 25, 2022, the third business day following the Company’s annual earnings release. Ms. Colden, who joined the Board effective June 1, 2022, was granted a fully vested option to purchase 25,000 shares of Company stock based on the closing price of NHI’s shares on June 1, 2022. Additionally, the Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company. We do not pay any retainer fees and only compensate independent directors for meetings attended. In addition, our option grants only have value if the Company’s stock price increases. We believe our director compensation package is reasonable.

2022 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1)($)	Non-Equity Incentive Plan Comp.($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings	All Other Comp. ($)	Total ($)
W. Andrew Adams	52,500	—	308,458	—	—	—	360,958
Robert T. Webb	52,500	—	308,458	—	—	—	360,958
Robert A. McCabe, Jr.	65,000	—	308,458	—	—	—	373,458
Tracy M.J. Colden(2)	22,500		371,825	—	—	—	394,325
James R. Jobe	52,500	—	308,458	—	—	—	360,958
Charlotte Swafford	52,500	—	308,458	—	—	—	360,958
Robert G. Adams	52,500	—	308,458	—	—	—	360,958
(1) This represents the amount of stock compensation expense recorded by the Company in 2022 for the annual grant of options to purchase 25,000 shares to each independent director other than Ms. Colden on the third day following the Company’s annual earnings release and to Ms. Colden on June 1, 2022, the date she joined the Board. The exercise price of the options is the closing price of our common stock on the NYSE on the day the options are granted. The options vest immediately. At year-end, the aggregate number of outstanding option awards held by each independent director was as follows: Mr. W. A. Adams, 120,000; Mr. R. Adams, 50,000; Ms. Colden 25,000; Mr. Jobe, 75,000; Mr. McCabe, 75,000; Ms. Swafford, 50,000; and Mr. Webb, 100,000.
(2) Ms. Colden joined the Board effective June 1, 2022 and therefore only received compensation for the portion of the year she was on the Board.

At a Compensation Committee meeting held on February 21, 2023, the Compensation Committee approved revisions to the Company’s director compensation. Effective February 21, 2023, independent directors will receive an annual retainer of $75,000 in addition to the $7,500 meeting fee. Each committee chairperson will receive an annual retainer of $5,000 and the Audit Committee Chairperson will receive a $2,500 meeting fee. In 2023, the option grant to directors was reduced to an option to purchase 10,000 shares.

COMMITTEE REPORTS

Report of the Nominating and Corporate Governance Committee

In August 2021, the Nominating and Corporate Governance Committee authorized the engagement of a search firm to help the committee identify potential qualified diverse members and engaged Ferguson Partners L.P., a national search firm, on September 27, 2021. The Nominating and Corporate Governance Committee reviewed approximately 30 potential new Board members and interviewed three potential candidates. On May 3, 2022, the Nominating and Corporate Governance Committee recommended to the full Board that the Board be expanded to eight members and that Ms. Colden be appointed, effective June 1, 2022 to fill the new vacancy. On May 3, 2022, the Board was expanded and Ms. Colden was appointed to fill the vacancy until the next annual meeting of stockholders. On February 17, 2023, the Nominating and Corporate Governance Committee nominated Mr. W. A. Adams, Ms. Colden and Mr. McCabe for re-election to the Board at the Meeting. Our nominees were assessed and chosen in accordance with our Committee’s charter.

This report is hereby submitted by the NHI Nominating and Corporate Governance Committee.

James R. Jobe, Chairperson
Robert G. Adams
Tracy M.J. Colden
Robert A. McCabe, Jr.
Charlotte A. Swafford
Robert T. Webb

This report of the Nominating and Corporate Governance Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

Report of the Audit Committee

The Audit Committee (a) reviewed and discussed with management and BDO USA, LLP (“BDO”) the quarterly and annual financial statements and disclosures of the Company contained in Form 10-Q and Form 10-K, respectively, (b) reviewed internal operating reports with management, and (c) made detailed inquiries of the Company’s internal auditor and independent auditor as part of the Audit Committee’s review of the Company’s internal control over financial reporting. During Audit Committee meetings, the members met in executive session individually with the CEO, the Chief Financial Officer, the Chief Accounting Officer, the internal auditor and BDO, whenever the Audit Committee deemed it appropriate. The Audit Committee has discussed with BDO the matters required by the standards of the Public Company Accounting Oversight Board (“PCAOB”) and as required by the SEC. In addition, the Audit Committee has received from and discussed with BDO the written disclosures and letter from BDO required by the applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and concluded that BDO remains independent from management and the Company.

In reliance on the reviews and discussions referred to above, the responsibilities outlined in the Restated Audit Committee Charter and legal requirements applicable for 2022, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

This report is hereby submitted by the NHI Audit Committee.

Robert A. McCabe, Jr., Chairperson
James R. Jobe
Charlotte A. Swafford
Robert T. Webb

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

This report is hereby submitted by the NHI Compensation Committee.

Robert T. Webb, Chairperson
Robert G. Adams
James R. Jobe
Robert A. McCabe, Jr.
Charlotte A. Swafford

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

EXECUTIVE OFFICERS

Officers serve at the pleasure of the Board for a term of one year. The following table gives information about our executive officers.

Name	Position	Age	Background
D. Eric Mendelsohn	President and CEO	61	Biographical information on Mr. Mendelsohn is included above under “Proposal 1 - Election of Directors.

Kristin S. Gaines	Senior Vice President and Chief Transaction Officer	51	Ms. Gaines joined NHI in 1998 as a Credit Analyst, she was named Chief Credit Officer in February 2010 and appointed NHI’s Senior Vice President and, Chief Transaction Officer in February 2023. During her tenure with NHI, Ms. Gaines has had a progressive career in the areas of real estate, finance and operations. Her experience has resulted in a breadth of expertise in underwriting, asset management and real estate transactions. Ms. Gaines holds a Master of Business Administration and a Bachelor of Business Administration in Accounting from Middle Tennessee State University.

Kevin C. Pascoe	Executive Vice President and Chief Investment Officer	43	Mr. Pascoe joined NHI in June 2010 as Vice President of Asset Management. He was named Executive Vice President of Investments in January 2015 and was named Chief Investment Officer in February 2017. Mr. Pascoe oversees NHI’s business development, asset management and relationship management with existing tenants and conducts operational due diligence on NHI’s new investment opportunities. He has over 15 years of healthcare real estate background including his experience with General Electric - Healthcare Financial Services (“GE HFS”) (2006 – 2010) where he most recently served as a vice president. With GE HFS, he moved up through the organization while working on various assignments including relationship management, deal restructuring, and special assets. He also was awarded an assignment in the GE Capital Global Risk Rotation Program. Mr. Pascoe holds a Master of Business Administration and a Bachelor of Business Administration in Economics from Middle Tennessee State University.

John L. Spaid	Executive Vice President, Chief Financial Officer and Treasurer	63	Mr. Spaid was named Chief Financial Officer in November 2019 and Treasurer in February 2023. He joined NHI in March 2016 as Executive Vice President of Finance. He oversees the Company’s banking relationships, financial transactions, accounting functions and SEC reporting. Mr. Spaid has over 30 years of experience in real estate, finance and senior housing. From November 2015 until joining NHI, Mr. Spaid provided consulting services to NHI, which services included acquisition underwriting analyses and Board presentations. Previously, Mr. Spaid was with Emeritus Senior Living as their senior vice president of financial planning and analysis where he led corporate and operational financial analysis and support teams. His responsibilities included forecasting, investor presentation, annual budget, debt and lease obligation underwriting, M&A processes, financial modeling, due diligence, board presentations and employee development from 2012 to 2014. Mr. Spaid was a member of the Sarbanes-Oxley compliance committee at Emeritus. Prior to Emeritus, Mr. Spaid was an independent financial consultant, who provided mergers & acquisition, work-out, and private equity consulting services from 2010 to 2011. He also served as the chief financial officer of a regional assisted living and memory care provider in Redmond, Washington from 2008 to 2009. Mr. Spaid has a Bachelor of Business Administration degree with Honors from the University of Texas and a Masters of Business Administration with High Distinction from the University of Michigan.

David L. Travis	Senior Vice President and Chief Accounting Officer	48	Mr. Travis was named Senior Vice President and Chief Accounting Officer on May 1, 2020. Mr. Travis has over 25 years of accounting and financial reporting experience, including over 15 years as a chief accounting officer for publicly traded healthcare REITs. Prior to joining NHI, Mr. Travis was the chief accounting officer with MedEquities Realty Trust from August 2014 through the completion of its merger with Omega Healthcare Investors (NYSE:OHI) in 2019. He was previously senior vice president and chief accounting officer of Healthcare Realty Trust (NYSE:HR) from December 2006 until July 2014. Before joining Healthcare Realty Trust, Mr. Travis was an auditor at Ernst & Young LLP from 1996-2006. Mr. Travis earned his Bachelor of Business Administration summa cum laude in accounting from the University of Memphis and is a certified public accountant.

CORPORATE SUSTAINABILITY

We believe that integrating environmental, social and governance, or ESG, initiatives into our strategic business objectives will contribute to our long-term success. Through our sustainability efforts, we seek to incentivize positive change and create value for our stakeholders. Below are some more details of our corporate sustainability efforts:

Environmental

•We provide our triple net lease operators capital improvement allowances for the redevelopment, expansions and renovations at our properties which may include energy efficient improvements like LED lighting and low emission carpeting, recycled materials and solar power;
•We provide our development partners with capital to build new state-of-the-art properties with energy efficient components and design features;
•We obtain Phase I environmental and Phase II reports if warranted as part of our due diligence procedures when acquiring properties and attempt to avoid buying real estate with known environmental contamination;
•Our document retention practices strive to reduce paper usage and encourage electronic file sharing;

•We strive for efficiency and sustainability in our corporate headquarters, participate in a recycling program, and encourage our employees to reduce, reuse and recycle waste;
•We purchase carbon offsets to balance against the emissions that we produce in our low rise, stand-alone corporate headquarters;

Social

•We employ individuals who possess a broad range of experiences, background and skills, and we believe that to continue to deliver long-term value to our stockholders, we must provide and maintain a work environment that attracts, develops, and retains top talent and affords our employees an engaging work experience that allows for career development and opportunities. Along with a competitive compensation program including incentive bonuses and a stock option plan, NHI provides a 401(k) plan with a safe harbor contribution, paid employee health insurance coverage and tuition reimbursement;
•We actively support charitable organizations within our community that promote health education and social well-being. During 2022, we donated approximately $25,000 to external charitable organizations that provide support services to the communities that sustain our residents, operating partners and employees, such as the ALZ foundation, our employee match program and other fundraising efforts which leverage our professional relationships with banks, law firms, and other key vendors;
•We support efforts to cure diseases that afflict our residents and loved ones by sponsoring and participating in local community events such as the Walk to End Alzheimer’s;
•We encourage our employees to support our local community by matching voluntary contributions through our company-wide charity program;
•We support the Granger Cobb Institute with a continuing endowment to further educate students in pursuit of careers in senior housing;
•We support the Community Foundation of Middle Tennessee with a continuing endowment to support local charities; one of our corporate officers serves on the Board as well;

Governance

•We elected our first female director to the Board in 2020;
•We engaged a search firm to help the Board identify an additional diverse member which resulted in the appointment of our first African-American and our second female director to the Board in 2022;
•NHI’s workforce by gender is 44% female and 56% male; and
•We have designed our executive compensation to be aligned with stockholders by rewarding executives for growth in FAD (defined below) and dividends.

COMPENSATION DISCUSSION AND ANALYSIS

The objectives of our compensation programs are to actively motivate and retain qualified senior officers and other key employees who are responsible for our Company’s success. The compensation program is designed to reward our officers for the Company’s performance as a whole and for each officer’s individual effort in achieving the Company’s goals. Our compensation program includes the elements of (a) a base salary that is reflective of job responsibilities, expertise and market demands, (b) an annual incentive bonus to reward individual effort in achieving the Company’s goals, and (c) share-based compensation, which we have paid in the form of stock options, to align the financial interests of our senior officers with those of our stockholders. The Compensation Committee has not engaged a compensation consultant to date.

Annual incentive awards are designed to focus management attention on key operational goals for the current fiscal year and are paid in cash. The key operational goals are a combination of each executive’s area of responsibility and the overall financial performance by the Company. In approving annual incentive awards, the Compensation Committee considers, among other factors, the Company’s revenue growth and profitability, the development and expansion of its business, the executive’s work during the year, past compensation, perceived contribution to the Company, level of responsibility, and any notable individual achievements or failings in the year in question. Those executives in a position to have a more significant impact on the financial performance of the Company are eligible to receive substantially larger bonuses than executives who are not in such a position.

As part of the annual incentive awards, the Compensation Committee originally adopted a Cash Performance Incentive Plan (“Incentive Plan”) in 2009, which was driven 50% by the Company’s adjusted funds from operations (“AFFO”) and 50% by the Company’s recurring dividend growth. Under the Incentive Plan, the named executive officers (“NEO”) were entitled to an award based on AFFO (an “AFFO Bonus”), provided that the Company’s normalized AFFO increased by a percentage set by the Board each year, which for each year since its adoption has been set at 5% over the previous year’s normalized AFFO. In February 2021, the Compensation Committee reviewed the Incentive Plan and concluded that the AFFO Bonus should instead be driven by the Company’s normalized funds available for distribution (“FAD”). Thus for 2021, instead of the AFFO Bonus, the executive officers were entitled to an Incentive Plan award with 50% of the Incentive Plan award based on FAD (a “FAD Bonus”) provided the Company’s normalized FAD increased by 5% over the previous year’s normalized FAD. In addition, the named executive officers were entitled to an Incentive Plan award with 50% of the award based on dividend growth (a “Dividend Bonus”) provided the Company’s recurring dividend increased at least 5% over the previous year’s recurring dividend.

Normalized FAD, as calculated by us, is net income (computed in accordance with GAAP) with adjustments to exclude various items. Adjustments related to real estate activities include gains (or losses) from sales of real estate property, impairments of real estate, real estate depreciation and amortization, and the results of unconsolidated partnerships and joint ventures, if any. Other adjustments are made for certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing results across periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires any discount or premium related to indebtedness and debt issuance costs to be amortized as non-cash adjustments to earnings. The Company adjusts Normalized FAD for these non-cash items as well as for the net change in the allowance for expected credit losses, non-cash stock-based compensation, senior housing portfolio capital expenditures, and for certain non-cash items related to equity method investments such as straight-line lease expense and amortization of purchase accounting adjustments. Normalized FAD is an important supplemental measure of liquidity for a REIT as a useful indicator of the ability to distribute dividends to stockholders.

The Compensation Committee specifically discussed and concluded that it does not believe our policies and practices of compensating our employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company because such policies and practices do not relate to risk management practices and risk-taking incentives. The Company’s say-on-pay proposal was approved by approximately 92% of the votes cast at the 2022 annual meeting (excluding broker non-votes). The Compensation Committee and the Board discussed the results of such stockholder vote and, given the significant level of stockholder support, the Compensation Committee did not materially revise the Company’s compensation policies and decisions relating to the named executive officers as a result of such vote. The Compensation Committee will continue to consider the outcome of stockholder votes and other stockholder feedback in making future compensation decisions for the named executive officers. However, the Compensation Committee did consider the ineffectiveness of the current Incentive Plan given the performance of the REIT industry over the past couple of years and the changes in the structure of the Company. As a result, the Compensation Committee restructured the Incentive Plan as described under “2023 Incentive Plan” below.

2022 Incentive Plan

With the continuing impact of COVID-19, 2022 was a difficult year for the Company. As a result, neither the FAD Bonus nor the Dividend Bonus goal was achieved for 2022. The Compensation Committee reviewed the performance of management during 2022 and noted the following achievements for each of the named executive officers:

Mr. Mendelsohn	Mr. Spaid
•NHI in top 3 of peer REITs for total return in 2022	•Set and made guidance. NHI was the only Healthcare REIT to give a full year of guidance.
•Only Healthcare REIT peer group to set one-year guidance and achieve it.	•Established and successfully executed the stock repurchase plan which was accretive in 2022.
•Functioned as “General Counsel” for NHI during the Welltower litigation and all adverse legal matters with successful results.	•Renegotiated NHI’s $700 million revolver credit facility allowing for “SHOP” investments.
•Strategy of selling buildings in 2021 & 2022, given the current real estate and credit markets melt down. Sold $169 million in net proceeds in 2022.	•Helped negotiate Merrill and Discovery management agreements for our new segment.
•Crafted a “win/win” transaction with NHC to remove underperforming buildings from NHI/NHC portfolio and preserve FAD.	•Was instrumental in achieving three analyst ratings and Moody’s credit outlook improvement from “Negative” to “Stable”
•Multiple investment rating and Moody’s outlook improvement because of positive restructure results.

Ms. Gaines	Mr. Pascoe
•Closed over $100 million in acquisitions and loans.	•Negotiated and closed the Bickford restructure
•Closed over $169 million in dispositions	•Accretive investments of over $100 million
•Assisted CEO on all adversarial legal matters.	•Negotiated and closed the “SHOP” joint ventures with Merrill Gardens and Discovery
•Negotiated the sale of 22 properties for $169 million in net proceeds
Mr. Travis	•Transitioned 5 properties
•Created and staffed joint venture accounting systems for Holiday “SHOP” portfolio.
•Managed the significant accounting issues related to the Welltower litigation and settlement.
•No unrecorded adjustments reported by the external auditors.

Based on these accomplishments, among others, the Compensation Committee granted discretionary bonuses to the named executive officers as described below.

2023 Incentive Plan

The Compensation Committee considered that the Incentive Plan currently in place has not provided much of an incentive for the named executive officers given the struggles of the industry over the past three years. The 2022 Incentive Plan operated in a way that the named executive officers either received the full target amount for each element or received no incentive bonus if the target was not met. The Compensation Committee also recognized that under the current Incentive Plan, it was highly unlikely that any of the named executive officers would be able to meet the incentive goals for 2023. In addition, the Company’s new Senior Housing Operating Portfolio (“SHOP”) segment requires different management skills and provides different goals than under the 2022 Incentive Plan.

As a result, the Compensation Committee redesigned the 2023 Incentive Plan. Under the 2023 Incentive Plan, each named executive officer has an individual plan with specific goals aligned with the individual officer’s area of responsibility. Under the 2023 Incentive Plan, the Compensation Committee established a target amount based on budgeted outcomes, but provided for additional amounts if performance exceeds expectations. The 2023 Incentive Plan also provides for reduced amounts if certain goals are not accomplished. Thus the 2023 Incentive Plan is not an all or nothing plan like the 2022 Incentive Plan and prior year plans have been.

Mr. Mendelsohn’s 2023 Incentive Plan provides incentive compensation based on the following categories and provides that the incentive compensation will be paid in cash, or with respect to Items (v) and (vi) may be paid in cash or restricted stock, at Mr. Mendelsohn’s election:

i.FAD/Dividend increases. This category is similar to the 2022 Incentive plan, but provides for modified Normalized FAD/dividend increase goals which grants tiered levels of incentive compensation based on the increase in FAD above $4.38 and the increase in the annual dividend above $3.80.
ii.FAD payout ratio. This category provides for different incentive compensation levels for a FAD payout ratio at or below 80% or at or below 85%
iii.New investments. This category provides for incentive compensation based on the average annual return on new investments.
iv.SHOP revenue goals. This category provides for incentive compensation based on certain percentage increases in SHOP revenue.
v.Net debt to EBITDA. This category provides incentive compensation for a net debt to EBITDA ratio of 4.5% or less.
vi.Collection of deferrals. This category provides incentive compensation based on the collection of deferrals previously granted by the Company to certain of its tenants.

FAD payout ratio and Net debt to EBITDA are non-GAAP measures that we use to measure our performance. FAD payout ratio is our FAD divided by our distributions to common stockholders, expressed as a percentage. Net debt is our total debt less cash and cash equivalents and we divide that by Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, including amounts in discontinued operations, excluding real estate asset impairments and gains on dispositions, to calculate our net debt to EBITDA.

Any incentive bonus paid in restricted stock will vest one-third on the date of grant and one-third on each of the first and second anniversary. The ability to pay any of the incentive bonus in restricted stock is subject to the stockholders approving the Amended and Restated 2019 Stock Incentive Plan as provided in Proposal 2 at the Meeting. Under the 2023 Incentive Plan for Mr. Mendelsohn, the target amount is $845,000.

The other named executive officers have similar individual plans as outlined in the following table:

Named Executive Officer	Categories		Target amount
Kristi Gaines	•FAD growth (1)	•Number of closed transactions	$355,000
	•Conversion to SharePoint	•Timing of converting LOI to PSA(3)
	•TSR goals(2)
Kevin Pascoe	•FAD growth	•Collection of deferrals	$450,000
	•SHOP revenue increase	•TRS goals
	•New investments
John Spaid	•FAD/Dividend growth	•Capital structure and liquidity	$400,000
	•FAD guidance accuracy	•TSR goals
	•Credit ratings	•Net debt to EBITDA
David Travis	•FAD/Dividend growth	•Timely filing of financial statements	$225,000
	•TSR goals	•No restatement/adjustments
	•Shorten closing schedule

(1) For the other named executive officers, the growth in FAD is based on growth above $4.26.
(2) TSR is based on the Company’s total stockholder return compared to its last year’s return and compared to six peers, consisting of LTC Properties, Inc.; Sabra Health Care REIT, Inc.; Welltower, Inc.; Ventas, Inc.; CareTrust REIT, Inc.; and Omega Healthcare Investors, Inc.
(3) This is based on the number of days involved in moving a potential transaction from the signed letter of intent stage to the signed purchase agreement.

EXECUTIVE COMPENSATION

Chief Executive Officer

On February 2, 2022, Mr. Mendelsohn's salary for 2022 was set at $417,730 and his Incentive Plan goal was set at $780,000. Mr. Mendelsohn’s Incentive Plan goal for 2022 was based (i) 50% on the Company achieving a 5% increase in the 2022 normalized FAD over the 2021 normalized FAD and (ii) 50% on the Company achieving a 5% increase in the 2022 recurring dividend payments over the 2021 recurring dividend payments. Neither of these goals were achieved in 2022, so he did not earn any award under the Incentive Plan; however, on February 1, 2023, the Compensation Committee awarded Mr. Mendelsohn a discretionary bonus of $780,000 as a result of his performance for 2022 in addressing the significant issues related to COVID-19 and other accomplishments as described above. Also on February 17, 2023, the Company approved a grant to Mr. Mendelsohn of an option to purchase 40,000 shares of common stock at the closing price of our common stock on February 24, 2023 (the grant date). Mr. Mendelsohn’s option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. On February 1, 2023, Mr. Mendelsohn's salary for 2023 was set at $500,000 and his Incentive Plan goal was adopted as described above.

Other Named Executive Officers

Kristin S. Gaines

On February 2, 2022, Ms. Gaines’ salary for 2022 was set at $200,788 and her Incentive Plan goal was set at $355,000. Ms. Gaines’ Incentive Plan goal for 2022 was based 50% on the Company achieving the normalized FAD goal described above and 50% on the Company achieving the recurring dividend payment goal described above. Neither of these goals were achieved in 2022, so she did not earn any award under the Incentive Plan; however, on February 1, 2023, the Compensation Committee awarded Ms. Gaines a discretionary bonus of $355,000 as a result of her performance for 2022 in addressing the significant issues related to COVID-19 and other accomplishments as described above. In addition, on February 17, 2023, the Company approved a grant to Ms. Gaines of an option to purchase 25,000 shares of our common stock at the closing price of our common stock on February 24, 2023 (the grant date). Ms. Gaines’ option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. On February 1, 2023, Ms. Gaines’ salary for 2023 was set at $206,000 and her Incentive Plan goal was set at $355,000 based on the revised 2023 Incentive Plan described above.

Kevin C. Pascoe

On February 2, 2022, Mr. Pascoe’s salary for 2022 was set at $235,208 and his Incentive Plan goal was set at $425,000. Mr. Pascoe’s Incentive Plan goal for 2022 was based 50% on the Company achieving the normalized FAD goal described above and 50% on the Company achieving the recurring dividend payment goal described above. Neither of these goals were achieved in 2022, so he did not earn any award under the Incentive Plan; however, on February 1, 2023, the Compensation Committee awarded Mr. Pascoe a discretionary bonus of $212,500 as a result of his performance for 2022 in addressing the significant issues related to COVID-19 and other accomplishments as described above. In addition, on February 17, 2022, the Company approved a grant to Mr. Pascoe of an option to purchase 25,500 shares of our common stock at the closing price of our common stock on February 24, 2023 (the grant date). Mr. Pascoe’s option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. On February 1, 2023, Mr. Pascoe’s salary for 2023 was set at $242,265 and his Incentive Plan goal was set at $450,000 based on the revised 2023 Incentive Plan described above.

John L. Spaid

On February 2, 2022, Mr. Spaid’s salary for 2022 was set at $315,000 and his Incentive Plan goal was set at $375,000. Mr. Spaid’s Incentive Plan goal for 2022 was based 50% on the Company achieving the normalized FAD goal described above and 50% on the Company achieving the recurring dividend payment goal described above. Neither of these goals were achieved in 2022, so he did not earn any award under the Incentive Plan; however, on February 1, 2023, the Compensation Committee awarded Mr. Spaid a discretionary bonus of $375,000 as a result of his performance for 2022 in addressing the significant issues related to COVID-19 and other accomplishments as described above. In addition, on February 17, 2023, the Company approved a grant to Mr. Spaid of an option to purchase 25,500 shares of our common stock at the closing price of our common stock on February 24, 2023 (the grant date). Mr. Spaid’s option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. On February 1, 2023, Mr. Spaid’s salary for 2023 was set at $400,000 and his Incentive Plan goal was set at $400,000, based on the revised 2023 Incentive Plan described above.

David L. Travis

On February 2, 2022, Mr. Travis’ salary for 2022 was set at $235,000, and his Incentive Plan goal was set at $200,000. On May 6, 2022, his salary was raised to $275,000. His Incentive Plan goal was set at $200,000. Mr. Travis’ Incentive Plan goal for 2022 was based 50% on the Company achieving the normalized FAD goal described above and 50% on the Company achieving the recurring dividend payment goal described above. Neither of these goals were achieved in 2022, so he did not earn any award under the Incentive Plan; however, on February 1, 2023, the Compensation Committee awarded Mr. Travis a discretionary bonus of $200,000 as a result of his performance for 2022 in addressing the significant issues related to COVID-19 and other accomplishments as described above. Also, on February 1, 2023, the Company approved a grant to Mr. Travis of an option to purchase 25,000 shares of our common stock at the closing price of our common stock on February 24, 2023 (the grant date). Mr. Travis’ option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. Mr. Travis’ salary for 2023 was set at $300,000 and his Incentive Plan goal was set at $225,000, based on the revised 2023 Incentive Plan described above.

In addition, on February 27, 2023, the Compensation Committee recommended to the Board that shares of restricted stock, which will vest equally over the next five years be granted to the named executive officers. This grant is conditioned upon the stockholders approving the Amended and Restated 2019 Stock Incentive Plan and such shares will not be granted until after the Meeting. The future grants were as follows:

Executive Officer	Shares of Restricted Stock
D. Eric Mendelsohn	5,000
Kristin S. Gaines	4,000
Kevin C. Pascoe	4,000
John L. Spaid	4,000
David L. Travis	4,000

Equity Ownership Requirements

The Company strongly encourages its officers to maintain a significant equity ownership in the Company. The Company has not felt the need to adopt a formal policy on equity ownership because its management has historically held significant amounts of NHI common stock. As of March 10, 2023, each named executive officer, owned stock (excluding options) with a value at more than four and a half times their annual base salary, except for Mr. Spaid who joined the Company in 2016 and Mr. Travis who joined the Company in 2020. As of March 10, 2023, Mr. Spaid owned stock (excluding options) with a value of almost one and a half times his annual base salary.

Role of Executive Officers in Determining Compensation

The Compensation Committee makes all final determinations with respect to executive officers’ compensation, based on information provided by management and an appraisal of the Company’s financial status. The CEO does make recommendations to the Compensation Committee relating to the compensation of executive officers who directly report to him, but the Compensation Committee has full autonomy in determining executive compensation.

Tax and Accounting Considerations

The 2017 Tax Cuts and Jobs Act (the “TCIA”) includes provisions that expand the tax deduction limitation under Section 162(m) of the Internal Revenue Code (“Code”) for compensation paid to “Covered Employees”, including the named executive officers. Section 162(m) disallows an income tax deduction to any publicly-held corporation for compensation paid to certain executive officers that exceeds $1 million in any taxable year. The Tax Act expanded the definition of Covered Employees to include the Chief Financial Officer. Additionally, once an employee becomes a Covered Employee, they remain a Covered Employee regardless of future compensation levels. The Tax Act also removes the exception for “performance-based” compensation plans entered into or significantly modified after November 2, 2017. The Compensation Committee will periodically review and consider whether particular compensation and incentive payments to the Company’s executives will be deductible for federal income tax purposes. However, the Compensation Committee retains the ability to evaluate the performance of the Company’s executives and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

2022 Compensation Tables

2022 Summary Compensation Table

The following table sets forth the compensation earned by the Chief Executive Officer and President, Chief Financial Officer, Chief Credit Officer, Chief Investment Officer and Chief Accounting Officer at December 31, 2022, (collectively, the “named executive officers”) for their services in all capacities to the Company for the 2022, 2021 and 2020 fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)(1)	Non-Equity Incentive Plan Comp. ($)(2)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)	All Other Comp. ($)(3)	Total ($)
D. Eric Mendelsohn CEO and President	2022	417,730	780,000	—	1,458,103	—	—	9,150	2,664,983
	2021	397,838	370,000	—	1,790,815	—	—	8,700	2,567,353
	2020	386,250	350,000	—	694,230	350,000	—	8,550	1,789,030
Kristin S. Gaines Chief Credit Officer	2022	200,788	355,000	—	641,565	—	—	9,150	1,206,503
	2021	191,227	172,500	—	787,958	—	—	8,700	1,160,385
	2020	185,657	165,000	—	305,461	165,000	—	8,550	829,668
Kevin C. Pascoe Chief Investment Officer	2022	235,208	212,500	—	641,565	—	—	9,150	1,098,423
	2021	224,008	200,000	—	787,958	—	—	8,700	1,220,666
	2020	217,484	187,500	—	305,461	187,500	—	8,550	906,495
John L. Spaid Chief Financial Officer	2022	315,000	375,000	—	641,565	—	—	9,150	1,340,715
	2021	300,000	175,000	—	787,958	—	—	8,700	1,271,658
	2020	250,000	137,500	—	305,461	137,500	—	8,550	839,011
David L. Travis Chief Accounting Officer	2022	275,000	200,000		408,268	—	—	9,150	892,418
	2021	206,000	82,500	—	501,427	—	—	8,700	798,627
	2020	133,333	50,000	—	62,255	50,000	—	4,116	299,704
(1) The dollar value of the stock option grants is based on the grant date fair value. The grant date fair value is determined in accordance with ASC Topic 718. For additional information on the valuation assumptions with respect to the expense, refer to the Notes of NHI’s consolidated financial statements in Form 10-K for the years ended December 31, 2022, 2021 and 2020, as filed with the SEC. Such grants provide our executive officers the opportunity to purchase shares of NHI common stock at some future date at the fair market value of the stock on the date of the grant. The grant date fair value does not represent cash received by the executive. Stock option grants are designed to provide long-term (up to ten years) incentives linked directly to the price of our common stock. Stock options add value to the recipient only when stockholders benefit from stock price appreciation.
(2) Represents the amount earned under the Incentive Plan described above and in each case was paid in February of the year following the reporting year.
(3) Represents employer contributions to NHI’s 401(k) Plan.

Grants of Plan-Based Awards in 2022

Name	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)(1)	Maximum ($)
D. Eric Mendelsohn	2/2/2022	2/25/2022	—	780,000	—	—	125,000	53.41	$1,458,103
Kristin S. Gaines	2/2/2022	2/25/2022	—	355,000	—	—	55,000	53.41	$641,565
Kevin C. Pascoe	2/2/2022	2/25/2022	—	425,000	—	—	55,000	53.41	$641,565
John L. Spaid	2/2/2022	2/25/2022	—	375,000	—	—	55,000	53.41	$641,565
David L. Travis	2/02/2022	2/25/2022	—	200,000	—	—	35,000	53.41	$408,268
(1) Amounts represent Incentive Plan target bonus for 2022. The target amount is based on the executive achieving each bonus target described above. No Incentive Plan amounts were paid in 2022, but the Company did pay discretionary bonuses, which are included in the Bonus column of the Summary Compensation Table.
(2) The grant date fair value is determined in accordance with ASC Topic 718 and does not represent cash received by the named executive officers in 2022. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when stockholders benefit from stock price appreciation.

2022 Option Exercises and Stock Vested at Fiscal Year-End

	Option Awards		Stock Awards
	Number of Shares	(Spread) Value	Number of Shares	Value Realized
	Acquired on Exercise	Realized on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Kevin C. Pascoe	18,333	235,762	—	—

2022 Outstanding Equity Awards at Fiscal Year-End

	Options Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
D. Eric Mendelsohn	83,334	—	79.96	2/21/2024	—	—
	125,000	—	90.79	2/21/2025	—	—
	83,332	41,668	69.20	2/25/2026	—	—
	41,666	83,334	53.41	2/25/2027	—	—
Kristin S. Gaines	33,334	—	64.33	2/22/2023	—	—
	55,000	—	79.96	2/21/2024	—	—
	55,000	—	90.79	2/21/2025	—	—
	36,666	18,334	69.20	2/25/2026	—	—
	18,333	36,667	53.41	2/25/2027	—	—
Kevin C. Pascoe	18,334	—	79.96	2/21/2024	—	—
	55,000	—	90.79	2/21/2025	—	—
	36,666	18,334	69.20	2/25/2026	—	—
	—	36,667	53.41	2/25/2027	—	—
John Spaid	28,168	—	64.33	2/20/2023	—	—
	47,500	—	79.96	2/21/2024	—	—
	55,000	—	90.79	2/21/2025	—	—
	36,666	18,334	69.20	2/25/2026	—	—
	18,333	36,667	53.41	2/25/2027	—	—
David L. Travis	7,500	—	53.76	5/1/2025	—	—
	23,332	11,668	69.20	2/25/2026	—	—
	11,666	23,334	53.41	2/25/2027	—	—
(1)All options granted to the named executive officers vest one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant.

Narrative Disclosure and Potential Payments upon Termination or Change-in-Control

Effective February 15, 2019, the Company and Mr. Mendelsohn entered into an amended and restated employment agreement (the “Amended Agreement”). The Amended Agreement had an initial term until December 31, 2020 and automatically renews each year unless 90 days’ notice of intention not to renew is given by either party. The Amended Agreement provided an initial base salary of $350,000, which is reviewed annually and is subject to adjustment according to the Company’s policies and practices, and provides an Incentive Plan which is driven by the Company’s AFFO, which was adjusted to FAD in 2021, and recurring dividend growth as well as a discretionary bonus. In February 2023, the Incentive Plan was amended as described above. The Amended Agreement also provides that Mr. Mendelsohn is subject to a 24-month non-compete and non-solicitation period following termination of his employment. The Amended Agreement further provides that if his employment is terminated due to a Without Cause Termination or Constructive Discharge (each as defined in the Amended Agreement), the Company will pay Mr. Mendelsohn a monthly fee equal to his then current base salary divided by 12 for up to 24 months provided Mr. Mendelsohn has not accepted new employment. If Mr. Mendelsohn had been terminated pursuant to a Without Cause Termination or a Constructive Discharge on December 31, 2022, Mr. Mendelsohn would have been entitled to severance payments equal to $34,810.83 a month up to a maximum of $835,460, provided that Mr. Mendelsohn did not become employed during that twenty-four month period. There is no provision in Mr. Mendelsohn’s employment agreement regarding a change in control, only the above described Without Cause Termination and Constructive Discharge. None of the other executive officers have employment agreements.

At December 31, 2022, Mr. Mendelsohn held unvested options to purchase 125,002 shares of common stock. The 2012 Stock Option Plan and the 2019 Stock Incentive Plan provide that a dissolution or liquidation of the Company or a merger, consolidation or acquisition in which the Company is not the surviving corporation shall cause the vesting date of each outstanding option to accelerate. Thus, if such an event had occurred at December 31, 2022, Mr. Mendelsohn would have received value equal to $0 based on the number of unvested options that would have vested upon such event multiplied by the difference between the exercise price of such unvested options and $52.22, the closing market price of the Company’s common stock on December 31, 2022.

Pay Ratio Disclosure

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires reporting companies to disclose the ratio of the annual compensation of the company's median employee to the annual compensation of its principal executive officer.

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. For 2022, the total compensation of our CEO as reported in the Summary Compensation Table was $2,664,983 and for the median employee was $211,346. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2022 was approximately 13 to 1.

Our CEO to median pay ratio is calculated in accordance with SEC requirements pursuant to Item 402(u) of Regulation S-K. We identified the median employee by examining the 2022 total compensation for our 28 individual employees, excluding our CEO, who were employed by us on December 1, 2022, the first day of the last month of our fiscal year. We did not make any assumptions, adjustments or estimates with respect to total compensation. We believe the total compensation for all employees is a consistently applied compensation measure.

After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for D. Eric Mendelsohn[1] ($)	Compensation Actually Paid to D. Eric Mendelsohn[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Normalized Funds Available for Distribution ($ Millions)[5]
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	2,664,983	1,839,729	1,134,515	799,629	77.75	99.82	66	201
2021	2,567,353	2,103,364	1,112,834	937,282	80.40	132.23	112	209
2020	1,789,030	3,117,622	718,720	1,149,376	90.97	92.43	185	240

1 D. Eric Mendelsohn was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are Kristin S. Gaines, Kevin C. Pascoe, John L. Spaid, and David L. Travis.

2 The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3 Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Option Awards column are the totals from the Option Awards column set forth in the Summary Compensation Table. Neither the PEO nor the Non-PEO NEOs are accruing benefits under a pension plan for services rendered in the covered years, and therefore no additions are required for pension plan service cost in determining Compensation Actually Paid.

Year	Summary Compensation Table Total for D. Eric Mendelsohn	Exclusion of Option Awards for D. Eric Mendelsohn	Inclusion of Equity Values for D. Eric Mendelsohn	Compensation Actually Paid to D. Eric Mendelsohn
	($)	($)	($)	($)
2022	2,664,983	(1,458,103)	632,849	1,839,729
2021	2,567,353	(1,790,815)	1,326,826	2,103,364
2020	1,789,030	(694,230)	2,022,822	3,117,622

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
	($)	($)	($)	($)
2022	1,134,515	(583,241)	248,355	799,629
2021	1,112,834	(716,325)	540,773	937,282
2020	718,720	(244,660)	675,316	1,149,376

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for D. Eric Mendelsohn	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for D. Eric Mendelsohn	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for D. Eric Mendelsohn	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for D. Eric Mendelsohn	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for D. Eric Mendelsohn	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for D. Eric Mendelsohn	Total - Inclusion of Equity Values for D. Eric Mendelsohn
	($)	($)	($)	($)	($)	($)	($)
2022	547,519	(332,376)	514,158	(96,452)	—	—	632,849
2021	846,088	(142,794)	634,990	(11,458)	—	—	1,326,826
2020	894,326	340,296	227,496	560,704	—	—	2,022,822

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
	($)	($)	($)	($)	($)	($)	($)
2022	219,009	(132,953)	205,661	(43,362)	—	—	248,355
2021	338,437	(50,405)	253,994	(1,253)	—	—	540,773
2020	321,541	107,194	80,780	165,801	—	—	675,316

4 The Peer Group TSR set forth in this table utilizes the MSCI US REIT index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the MSCI US REIT Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5 We determined “Normalized Funds Available for Distribution” was the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs for the year ended December 31, 2022. See page 16 under Compensation Discussion and Analysis for a description of Normalized Funds Available for Distribution and how it is calculated. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Funds Available for Distribution

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Company-Selected Measure during the three most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the MSCI US REIT Index over the same period.

List of Most Important Financial Performance Measures

The financial performance measures which we believe are most important to link compensation actually paid to each of our named executive officers, for the fiscal year ended December 31, 2022, to our performance are:

•Increase in Normalized FAD
•Increase in Recurring Dividend

These measures are not ranked.

PROPOSAL 2 - AMENDED AND RESTATED 2019 STOCK INCENTIVE PLAN

The Company currently has two stock incentive plans, the 2012 Stock Incentive Plan, as amended (the “2012 Plan”) and the 2019 Stock Incentive Plan (the “2019 Plan” and together with the 2012 Plan, the “Plans”). At the Meeting, the Company’s stockholders will be asked to approve an amendment and restatement to our 2019 Plan (the “Amended and Restated Plan”), primarily to increase the aggregate number of shares authorized for issuance under the 2019 Plan by 3,000,000 shares to 6,000,000 shares of common stock and to authorize the Company to issue restricted stock and restricted stock units (“RSU’s) under the 2019 Plan.

The 2019 Plan does not permit the Board to grant shares of restricted stock or restricted stock units. In addition, as of March 10, 2023, there were 1,074,000 shares of stock available to be issued under the 2019 Plan. Therefore, on March 15, 2023, the Board approved the Amended and Restated Plan in order to allow the Company to grant shares of restricted stock and restricted stock units and to increase the number of shares to provide sufficient shares to continue its overall compensation program and to promote the interests of the Company by providing incentives and rewards to employees, officers, directors, and consultants who are primarily responsible for the management, growth and financial success of the Company. While the use of equity is an important part of our compensation, we are mindful of our responsibility to our shareholders in exercising judgment in the granting of equity awards. Our overhang (the sum of shares subject to outstanding options plus shares available for grant, as a percentage of the sum of common shares outstanding, plus shares subject to outstanding options, plus shares available for grant) was 7.8% as of March 10, 2023. If the Amended and Restated Plan is approved by our shareholders, the maximum overhang would be 11.4% (based on 2,581,675 outstanding options as of March 10, 2023). The annual share usage under the Company’s equity compensation program for the last three fiscal years was as follows:

	2020	2021	2022
Stock Options Granted	592,000	652,000	718,000
Basic Weighted Average Common Shares Outstanding	44,696,285	45,714,221	44,774,708
Annual Share Usage	1.3%	1.4%	1.6%
Our Board, the Compensation Committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the Amended and Restated Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors.

Material Features of the Amended and Restated 2019 Plan

The following description of certain material features of the 2019 Plan as amended by the Amended and Restated Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Amended and Restated Plan. The proposed Amended and Restated Plan is set out in Appendix A to this proxy statement.

Shares Available. The maximum number of shares authorized for issuance under the 2019 Plan following approval of the Amended and Restated Plan will be 6,000,000 shares of common stock, which is an increase of 3,000,000 shares from the number of shares currently authorized for issuance under the 2019 Plan. Any shares underlying any awards that are forfeited, canceled or expired (whether voluntarily or involuntarily) or settled in cash under the Amended and Restated Plan will be added back to the shares authorized for issuance under the Amended and Restated Plan. Shares that actually have been issued under the Amended and Restated Plan pursuant to an award including (1) shares tendered or withheld in payment of the exercise price of an option; (2) shares tendered or withheld to satisfy any tax withholding obligations with respect to any award; (3) shares repurchased by the Company with proceeds received from the exercise of any award; and (4) shares subject to an SAR that are not issued in connection with the Share settlement of that SAR upon its exercise, will not be available for future issuance under the Amended and Restated Plan. In no event will ISOs be issued under the Amended and Restated Plan with respect to more than 6,000,000 shares, adjusted as described below.

Types of Awards. The Amended and Restated Plan permits the issuance of equity-based awards, including options (including stock options that qualify as incentive stock options (“ISOs”) for U.S. federal income tax purposes), stock appreciation rights, and pursuant to the Amended and Restated Plan will permit restricted stock and RSUs.

Plan Administration. The Amended and Restated Plan is administered by the Board or the Compensation Committee. The administrator of the Amended and Restated Plan has the power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with awards; (iv) determine the timing, terms, and conditions of any award; (v) accelerate the time at which all or any part of an award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, other property, and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Amended and Restated Plan and any instrument or agreement relating to, or award made under, the Amended and Restated Plan; (ix) except to the extent prohibited by any specific provision of the Amended and Restated Plan, amend or modify the terms of any award at or after grant with or without the consent of the holder of the award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Amended and Restated Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Amended and Restated Plan, subject to the exclusive authority of the Board to amend or terminate the Amended and Restated Plan.

Eligibility and Limitations on Grants. All employees, directors and consultants of the Company or a subsidiary of the Company are eligible to participate in the Amended and Restated Plan subject to the discretion of the administrator. The number of consultants eligible to participate in the Amended and Restated Plan fluctuates from time to time. Awards other than ISOs may be granted to employees, directors and consultants. ISOs may be granted only to employees of the Company or certain subsidiaries of the Company.

Performance-Based Compensation. Certain awards of restricted stock or RSUs under the Amended and Restated Plan may vest contingent on the satisfaction of performance goals (“performance-based compensation”).

Stock Options. The administrator may award ISOs or non-qualified stock options,. The exercise price of stock options awarded under the Amended and Restated Plan may not be less (and in the case of certain ISO grants must be more) than the fair market value per share of the common stock on the date of the option grant. The administrator will determine at what times and under what conditions options may be exercised.

To qualify as ISOs, stock options must meet additional U.S. federal income tax requirements under the Code, including a $100,000 limit on the value of shares subject to ISOs that first become exercisable in any one calendar year, a term of 10 years and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Stock Appreciation Rights. The administrator may award a stock appreciation right independently of a stock option. The base appreciation amount of stock appreciation rights awarded under the Amended and Restated Plan may not be less than the fair market value per share of the common stock on the date of grant of the stock appreciation right.

Restricted Stock and RSUs. The Amended and Restated Plan adds the ability of the administrator to award shares of restricted stock or RSUs to grantees subject to such conditions and restrictions as the administrator may determine. RSUs are similar to restricted stock except that no shares are actually awarded to the grantee on the grant date. No monetary payment, other than for applicable taxes, is due by the grantee in connection with the grant of restricted stock or issuance of shares in connection with an RSU.

Tax Withholding. Grantees of awards made or outstanding under the Amended and Restated Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold, including, without limitation, obligations incident to the receipt of shares upon any option exercise or vesting of other awards.

Change of Control Provisions. In the event of: (a) a dissolution, liquidation or sale of substantially all of the assets of the Company or (b) a merger or other reorganization of the Company in which the Company is not the surviving entity, survives only as a subsidiary of another entity or is otherwise controlled by the surviving or successor entity whether or not such event constitutes a Change in Control (as defined in the Amended and Restated Plan), any unexercised awards will terminate, provided, the vesting date of each outstanding Option shall accelerate and be exercisable within sixty (60) days prior to such occurrence in whole or in part. Except in the events described above, in the event of a Change in Control in which the Company is the surviving entity, outstanding awards shall be subject to the transaction agreement entered into with respect to such Change in Control. Such transaction agreement may provide, without limitation, continuation by the Company, revision, cancellation, conversion or other treatment of such awards, in all cases without consent of the grantee. Provided, however, in the event that such agreement provides for the cancellation of the awards, each holder shall be entitled to the same consideration or the equivalent value in cash, as provided in such agreement, as the consideration received by the holder of Common Stock pursuant to such transaction agreement with respect to all awards which are vested on the date of the transaction. Any determination to be made hereunder with respect implementing the treatment as provided in the transaction agreement shall be made by the Committee and its determination shall be final, binding and conclusive.

Company’s Repurchase Right. If any recipient ceases to be employed by the Company or its subsidiaries for any reason, the Company may repurchase any shares held by the recipient or his legal representative that were received by such recipient upon exercise of any options or SARs at a price per share equal to the exercise price of such options or SARs. This repurchase right expires six years after the date the applicable option or SAR was granted.

Capitalization Changes. The total number of shares available for award under the Amended and Restated Plan is subject to adjustment pursuant to the terms of the Amended and Restated Plan in the case of certain changes in the capital structure of the Company including, such as stock splits, reverse stock splits, stock dividends, combination or reclassifications of shares or similar transactions.

Term. No awards may be granted under the Amended and Restated Plan after the 10-year anniversary of the date that the Amended and Restated Plan was approved by the Board, or March 15, 2033.

Amendments. The Board may amend, suspend or terminate the Amended and Restated Plan at any time, subject to the approval of the Company’s stockholders to the extent such approval is required by applicable laws. Generally, under the NYSE rules and provisions of the Code in the case of ISOs, all material amendments to the Amended and Restated Plan will be subject to approval by our stockholders, including, but not limited to: (1) an increase in the number of shares to be issued under the Amended and Restated Plan; (2) an increase in benefits to grantees under the Amended and Restated Plan including any material change to (i) permit a repricing (or decrease in exercise price) of outstanding stock options and SARs or (ii) reduce the price of stock options, SARs and other awards intended to provide the benefit of appreciation in the value of common stock subsequent to grant; (3) an extension of the duration of the Amended and Restated Plan; (4) an expansion of the class of grantees eligible to participate in the Amended and Restated Plan; and (5) any expansion in the types of awards provided under the Amended and Restated Plan. Otherwise, the Board may amend or discontinue the Amended and Restated Plan at any time, provided that no such amendment may adversely affect the rights under any outstanding award without the holder’s consent.

New Plan Benefits

If the Amended and Restated Plan is approved, the number of options or awards that will be received by or allocated to the Company’s employees, directors and consultants will be determined by the Compensation Committee and is not determinable at this time. On February 27, 2023 the Compensation Committee recommended the following grants of restricted stock, subject to the Company’s stockholder approval of the Amended and Restated Plan. These grants will not be made until the Amended and Restated Plan is approved. The proposed grant of restricted stock provides that the shares will vest over five years, with 20% vesting on each anniversary of the date of grant. If the Amended and Restated Plan is not approved, none of this restricted stock will be granted:

Executive Officer	Shares of Restricted Stock
D. Eric Mendelsohn	5,000
Kristin S. Gaines	4,000
Kevin C. Pascoe	4,000
John L. Spaid	4,000
David L. Travis	4,000

U.S. Tax Aspects

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Amended and Restated Plan. It does not describe all federal tax consequences under the Amended and Restated Plan nor does it describe state, local or foreign tax consequences.

ISOs. ISOs are intended to qualify for treatment as such under Section 422 of the Code. An ISO does not result in income recognition to the optionee or a deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the exercise price generally will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the exercise price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period (referred to as a “disqualifying disposition”), the optionee will recognize ordinary income, and we will be entitled (subject to the limitations of Section 162(m) of the Code, discussed below) to a corresponding deduction, in the year of the disposition, generally equal to the excess of the fair market value of the shares on the date of exercise of the option (or the sale price of the shares sold, if less) over the exercise price. Any additional gain or loss realized on the disposition will be capital gain or loss.

Non-Qualified Stock Options. Options that are not ISOs (designated as such at grant or options that would otherwise have qualified (but in fact fail to qualify) as ISOs, because, for example, the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000 based on the fair market value of the shares on the date of grant) are considered to be “non-qualified” stock options.

A non-qualified stock option ordinarily will not result in income recognition to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of a non-qualified stock option in an amount equal to the excess of the then fair market value of the shares over the exercise price per share. Compensation income of optionees will be subject to withholding (if the optionee is an employee) and employment or self-employment taxes, and a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) will be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified stock option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss (short-term or long-term, as applicable).

Stock Appreciation Rights. A grantee recognizes no income upon the grant of a stock appreciation right, but upon its exercise recognizes compensation income in an amount equal to the cash or cash equivalent that he or she receives at that time. If the grantee receives our shares upon exercise of the stock appreciation right, he or she recognizes compensation income equal to the fair market value of the shares received (or, if the shares are subject to a substantial risk of forfeiture at the exercise date, at the date or dates on which the risk expires, unless he or she elects to be taxed currently by filing a so-called Section 83(b) election with the Internal Revenue Service within 30 days of the receipt of the shares), less the base appreciation amount set forth in the related agreement. Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes, and a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) will be allowable to us in an amount equal to the grantee’s compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss (short-term or long-term, as applicable).

Stock Grants. With respect to stock grants that are made without any restrictions, the grantee must generally recognize compensation income equal to the excess of the fair market value of shares received over the amount paid (if any). Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

If a stock grant award is subject to restrictions, the grantee generally will not recognize compensation income at the time of the award, but will instead recognize compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any) when restrictions on transferability or that otherwise constitute a substantial risk of forfeiture lapse. A grantee may elect (by filing a so-called Section 83(b) election with the Internal Revenue Service within 30 days of the receipt of the shares) to instead recognize compensation income at the time of the receipt of the shares, rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to a tax deduction for the amount of previously recognized compensation income. He or she will be entitled to a capital loss for the amount paid, if any, for the shares. Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

When the shares are subsequently sold, the grantee generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any compensation income recognized). The capital gain or loss will be long-term if the shares were held for more than one year or short-term if held for a shorter period.

RSUs. The grantee recognizes no income until the issuance of the shares at or shortly after vesting. At that time, the grantee must generally recognize compensation income equal to the fair market value of the shares received less the amount paid (if any). Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We generally will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

When the shares are subsequently sold, the grantee generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any compensation income recognized). The capital gain or loss will be long-term if the shares were held for more than one year or short-term if held for a shorter period.

Limitation on the Company’s Deductions. Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer and certain other executive officers. Prior to the TCJA, an exception existed for “performance-based” compensation

The TCJA modified the group of individuals to whom payments of compensation in excess of $1,000,000 is not deductible to generally include the principal executive officer, the principal financial officer and the three other most highly compensated executive officers, and provided that each person covered by Section 162(m) of the Code for a particular year after 2016 will remain subject to this limit in subsequent years, even if otherwise not included in that group for the year. It also eliminated the performance-based exemption from Section 162(m) of the Code.

The Amended and Restated Plan authorizes the Compensation Committee to grant compensation that is partially or wholly nondeductible. As a result, it is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000, except certain historical awards that meet transition rules for continued deductibility under the TCJA.

The affirmative vote of the holders of a majority of the votes cast on the proposal at the Meeting is required for the approval of the Amended and Restated Plan.

The Board Recommends a Vote “For” Approval of the Amended and Restated Plan as Provided in Proposal 2.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides aggregate information as of December 31, 2022, with respect to shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column(a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,216,175	$70.97	1,439,500
Equity compensation plans not approved by security holders	None	N/A	N/A

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

At the 2022 annual meeting of stockholders, stockholders ratified the Audit Committee’s selection of BDO as the independent registered public accounting firm for the 2022 fiscal year. BDO was engaged to review the condensed consolidated financial statements set forth in NHI’s Quarterly Report on Form 10-Q for each of the first three quarters of 2022 and to audit the Company’s consolidated financial statements and effectiveness of internal control over financial reporting as of December 31, 2022, set forth in NHI’s Annual Report on Form 10-K for the year ended December 31, 2022. Our Company’s management has the primary responsibility for the preparation of the financial statements, effectiveness of internal control over financial reporting, and the periodic filings with the SEC.

The responsibility of BDO is to express an opinion on the conformity of the Company's audited consolidated financial statements with accounting principles generally accepted in the United States of America, and to express an opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and their reports dated February 21, 2023 expressed unqualified opinions thereon.

The aggregate professional fees billed by BDO for each of the following categories of services for the past two years are set forth below:

	2022	2021
Audit Fees(1)	$1,199,808	$713,222
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
(1) Fees for services related to the audit of the Company’s consolidated financial statements and internal control over financial reporting, quarterly reviews of the Company’s unaudited interim consolidated financial statements, review of SEC comment letters, and consultation on significant accounting matters of $1,199,808 and $657,367, respectively, for 2022 and 2021, and fees in connection with the Company’s registration statements and comfort letters for offerings in 2022 and 2021 of $0 and $55,855, respectively.

The Audit Committee exercised its responsibility to pre-approve all services provided by BDO within the categories listed above. The Audit Committee delegates to the Chairperson of the Audit Committee the authority to pre-approve fees for services to be provided by BDO until a formal annual audit plan and fee estimate is presented to the Audit Committee for review and approval at a regularly scheduled meeting of the Audit Committee.

COMPENSATIONS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2022, the Company’s Compensation Committee consisted of Mr. Webb, Mr. Robert Adams, Mr. Jobe, Mr. McCabe and Ms. Swafford. None of the members of the Compensation Committee have ever been officers or employees of the Company, although Mr. Robert Adams and Ms. Swafford were employees of NHC when NHC served as the Company’s Investment Advisor from 1991 through October 2004. No interlocking relationship exists between the members of the Company’s Board or Compensation Committee and the Board or Compensation Committee of any other company. Mr. McCabe is the Chairperson of Pinnacle Financial Partners and the Company has a banking relationship with Pinnacle and Mr. Robert Adams is the non-executive Chairperson of NHC both as described under “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

National HealthCare Corporation

As of December 31, 2022, we leased three independent living facilities and 32 skilled nursing facilities to NHC (four of which are subleased to other parties for whom the lease payments are guaranteed to us by NHC). Effective September 1, 2022, we amended the master lease dated October 17, 1991, concurrently with the sale of a portfolio of seven skilled nursing facilities to increase the annual base rent due each year through the expiration of the master lease on December 31, 2026. There are two additional five-year renewal options at a fair rental value as negotiated between the parties.

The annual base rent prior to the amendment was $30.8 million and was increased to $34.3 million for the year ended December 31, 2022, with credit given for rent paid in 2022 related to the sold portfolio. In addition to the base rent, NHC will continue to pay any additional rent and percentage rent as required by the master lease. Under the terms of the amended lease, the base annual rent escalates by 4% of the increase, if any, in each facility’s annual revenue over a 2007 base year. We refer to this additional rent component as “percentage rent.”

Of our total revenues, $36.9 million (13%), $37.7 million (12%) and $37.8 million (11%), in 2022, 2021, and 2020, respectively, were derived from NHC.

The Chairperson of our Board is also a director on NHC’s board of directors and another of our directors is the chairperson of the NHC’s board of directors. As of December 31, 2022, NHC owned 1,630,462 shares (approximately 4%) of our common stock.

Pinnacle Financial Partners

We have a primary banking relationship with Pinnacle, the largest bank in the Nashville market area. Mr. McCabe is chairman of the board of directors of Pinnacle and, based upon the advice of our legal counsel, our banking relationship with Pinnacle is not prohibited by law or regulation.

    In addition, a bank affiliated with Pinnacle participates in our senior unsecured credit facility. The credit facility is provided by Wells Fargo, as Administrative Agent, the Swingline Lender and the Issuing Bank, with Pinnacle National Bank as a participating bank. Pursuant to the credit agreement related to this credit facility, Pinnacle National Bank committed to fund a maximum of $60,000,000 of the credit facility. Our Board has reviewed these relationships between the Company and Pinnacle and determined that Mr. McCabe remains an independent director in compliance with the NYSE rules.

Policy Regarding Related Party Transactions

The Company has a policy that any related party transaction must be reviewed and approved by the Audit Committee of the Board. This related party policy is in writing and is a part of the Audit Committee Charter which is published on our website. The Audit Committee applies this policy to any transaction, arrangement or relationship in which NHI or any of its subsidiaries or affiliates is a participant and the amount involved exceeds $120,000 and in which an executive officer, director, director nominee or 5% stockholder (or their immediate family members) (each of whom we refer to as a “related party”) has a direct or indirect material interest. Any transactions between NHI and its officers, directors and affiliates will be on terms as favorable to NHI as can be obtained from unaffiliated third parties.

BENEFICIAL OWNERSHIP

    The following information is based upon filings made by the persons or entities identified below with the SEC. Except as set forth below, on the Record Date, no person was known to us to own beneficially more than 5% of the outstanding common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(3)
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,281,653	(1)	14.48%
Common Stock	BlackRock Inc. 55 East 52nd Street New York, NY 10055	4,241,790	(2)	9.78%
(1) Based solely on the information in Amendment Number 17 to Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, Inc., which has shared voting power with respect to 65,291 shares, sole dispositive power with respect to 6,173,172 shares and shared dispositive power with respect to 108,481 shares.
(2) Based solely on the information in Schedule 13G filed with the SEC on January 24, 2023 by BlackRock, Inc., which has sole voting power with respect to 4,102,494 shares and sole dispositive power with respect to 4,241,790 shares.
(3) The percentages shown are based on 43,388,742 shares of common stock outstanding

EQUITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table shows the beneficial ownership, reported to us as of the Record Date, of our common stock of each director, each director nominee and each executive officer listed in the table below, and of the directors and executive officers as a group:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Common Stock	W. Andrew Adams	1,175,846	(2)	2.70%
Common Stock	Robert A. McCabe, Jr.	104,744	(3)	*
Common Stock	Robert T. Webb	215,339	(4)	*
Common Stock	James R. Jobe	99,479	(5)	*
Common Stock	Charlotte Swafford	160,185	(6)	*
Common Stock	Robert G. Adams	695,990	(7)	1.60%
Common Stock	Tracy M. J. Colden	35,000	(8)	*
Common Stock	D. Eric Mendelsohn	476,255	(9)	*
Common Stock	Kristin S. Gaines	254,608	(10)	*
Common Stock	Kevin C. Pascoe	188,060	(11)	*
Common Stock	John L. Spaid	213,945	(12)	*
Common Stock	David L. Travis	74,165	(13)	*
Common Stock	All Directors and Executive Officers as a group - 12 persons	3,693,616	(14)	8.21%
* Less than 1%
(1) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. The percentages shown are based on 43,388,742 shares of common stock outstanding plus, as to each individual and group listed, the number of shares of common stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options held by such holder that are exercisable within 60 days of the Record Date.

(2) Includes options to purchase 110,000 shares of common stock and 11,707 shares of common stock owned by Mr. W. A. Adams’ spouse. Also includes 54,186 shares owned by three trusts for which Mr. Andrew Adams is a trustee and 803,784 shares owned by limited partnerships controlled by Mr. W. A. Adams. Also includes 177,000 shares which are owned by a private foundation of which he is a director; however, Mr. W. A. Adams expressly disclaims beneficial ownership of these shares.
(3) Includes options to purchase 85,000 shares of common stock.
(4) Includes options to purchase 110,000 shares of common stock and 42,000 shares owned by Mr. Webb’s spouse.
(5) Includes options to purchase 85,000 shares of common stock, 13,979 shares owned jointly with Mr. Jobe’s spouse and 500 shares held in an IRA.
(6) Includes options to purchase 60,000 shares of common stock and 100,185 shares owned by a limited partnership controlled by Ms. Swafford. Ms. Swafford has shared voting and dispositive powers with respect to 100,185 of these shares
(7) Includes options to purchase 60,000 shares of common stock and 180,548 shares owned by two trusts for which Mr. Robert Adams is the trustee and 330,031 shares owned by two limited partnerships controlled by Mr. R. Adams. Also includes 40,000 shares owned by a private foundation, 63,044 shares owned by two limited partnerships and 20,867 shares owned by two trusts for which Mr. R. Adams is the investment advisor and for which Mr. R. Adams disclaims beneficial ownership. Mr. R. Adams has shared voting and dispositive powers with respect to 85,411 of these shares. Of these shares, 330,031 are pledged by Mr. R. Adams as security for a loan, which has a current balance of $0.
(8) Includes options to purchase 35,000 shares of common stock.
(9) Includes options to purchase 429,999 shares of common stock.
(10) Includes options to purchase 209,999 shares of common stock. Of these shares, 33,921 are pledged by Ms. Gaines as security for a loan.
(11) Includes options to purchase 155,167 shares of common stock.
(12) Includes options to purchase 202,666 shares of common stock.
(13) Includes options to purchase 74,165 shares of common stock.
(14) Includes options to purchase 1,616,996 shares of common stock.

PROPOSAL 3 ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The Company is asking its stockholders to indicate their support for its named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation paid to the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the Company’s philosophy, policies and practices described in this proxy statement. Accordingly, the Company is asking its stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

We believe that our executive compensation is designed to reward our officers for the Company’s performance as a whole and for each officer’s individual effort in achieving the Company’s goals. Our compensation program includes the elements of (a) a base salary that is reflective of job responsibilities, expertise, and comparability to the same positions with companies in our peer group, (b) an annual bonus to reward individual effort in achieving the Company’s goals, and (c) share-based compensation to align the financial interests of our senior officers with those of our stockholders. The annual Incentive Plan is designed to focus management attention on key operational goals for the current fiscal year and are significantly tied to the Company’s achievement of normalized adjusted funds available for distribution and recurring dividend payment goals. We believe that these goals are aligned with the interests of our stockholders.

The above resolution will be deemed approved if it receives the affirmative vote of the holders of a majority of the votes cast at the Meeting. The “say-on-pay” vote is advisory, and therefore is not binding on the Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, will consider the stockholders’ concerns and the Board and Compensation Committee will evaluate whether any actions are necessary to address those concerns. At the Company’s 2017 Annual Meeting of Stockholders, a majority of the votes cast on an advisory basis were voted in favor of conducting a say-on-pay vote annually, and NHI has held an annual advisory say-on-pay vote since then. NHI is holding an advisory vote on the frequency of the “say-on-pay” vote at this Meeting. See “Proposal 4: Advisory Vote on the Frequency of the Advisory Vote on Compensation of Our Named Executive Officers” below.

Accordingly, NHI will consider the frequency that receives the most votes in deciding how often to hold future advisory votes on named executive officer compensation. If a proxy does not specifically instruct the proxy holder to vote against the approval of our executive compensation, your proxy holder intends to vote for the approval of the above resolution.

The Board Recommends a Vote “For” Approval of the Compensation Paid to Our Named Executive Officers as Disclosed in This Proxy Statement as Provided in Proposal 3.

PROPOSAL 4 ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board invites our stockholders to indicate how frequently the Company should seek an advisory say-on-pay vote on the compensation of its named executive officers, such as Proposal 3 included in this proxy statement. Stockholders may indicate whether they would prefer an advisory say-on-pay vote on named executive officer compensation once every one, two, or three years, or abstain from voting. Stockholders will have the opportunity to vote on this matter at least once every six years in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act

We held our last advisory vote on the frequency of say-on-pay proposals in 2017, and based on the vote of our stockholders we concluded to hold an advisory vote on the compensation of our named executive officers every year. After careful consideration, the Board has determined that an advisory vote on executive compensation that occurs every year continues to be the most appropriate alternative for the Company, and therefore the Board recommends that you vote for a one-year interval for the advisory say-on-pay vote on executive compensation.

In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow the Company’s stockholders to provide the Company with their direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, the Company’s stockholders on corporate governance matters and the Company’s executive compensation philosophy, policies and practices and is consistent with the views expressed by our stockholders through our stockholder engagement program. The Company understands that our stockholders may have different views as to what is the best approach for the Company, and the Company looks forward to hearing from our stockholders on this proposal.

Please mark on the proxy card your preference as to the frequency of holding stockholder advisory votes on executive compensation, as either every year, every two years, or every three years, or you may abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. The Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. However, because this vote is advisory and not binding on the Board in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the Company’s stockholders.

A scheduling vote similar to this Proposal 4 will occur at least once every six years.

The Board Recommends a Vote for “One Year” Frequency of Advisory Votes on Compensation of Our Named Executive Officers as Provided in Proposal 4.

PROPOSAL 5 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has retained BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Although a stockholder vote is not required, the Board submits this accounting firm for approval by the stockholders as a matter of good corporate governance. BDO has audited the Company’s consolidated financial statements since 2004, and has also provided the required Sarbanes-Oxley §404 attestation.

The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the ratification of the Audit Committee’s selection of BDO as our independent registered public accounting firm. If the stockholders do not ratify the selection of BDO, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select a different independent registered public accounting firm for the Company. The Audit Committee retains the power to select another firm as the independent registered public accounting firm for the Company to replace the firm whose selection was ratified by the Company’s stockholders in the event the Audit Committee determines that the best interests of the Company warrants a change of its independent registered public accounting firm. If a proxy does not specifically instruct the proxy holder to vote against the ratification of BDO as our independent registered public accounting firm, your proxy holder intends to vote for the ratification of BDO.

Representatives of BDO are expected to be present at the Meeting and will be given the opportunity to address the stockholders and respond to questions.

The Board Recommends a Vote “For” the Ratification of the Selection of BDO USA, LLP As Our Independent Registered Public Accounting Firm for 2022 as Provided in Proposal 5.

VOTING AND MEETING INFORMATION

The accompanying proxy is solicited by the Board to be voted at the Meeting to be held on Friday, May 5, 2023, commencing at 1:00 pm CDT and at any continuances of the Meeting. The Meeting will be held both virtually and in person. Stockholders and guests desiring to attend the Meeting in person, can attend at The View at Fountains, 1500 Medical Center Parkway, Suite 1D, Murfreesboro, Tennessee 37129. Stockholders desiring to attend virtually can log in to www.virtualshareholdermeeting.com/NHI2023. Stockholders attending virtually will have two options: You can join as a “Stockholder” or you can join as a “Guest.” If you join as a “Stockholder,” you must enter the 16-digit control number found on your proxy card or the Notice you received. Once properly admitted to the Meeting, all stockholders of record as of the Record Date will be able to submit questions and vote their shares by following the instructions that will be available on the virtual meeting platform. Individuals interested in attending the Meeting virtually who do not have a control number or who are not a stockholder may attend the Meeting as a guest but will not have the option to ask questions or participate in the vote. Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/NHI2023 beginning at 12:30 pm CDT on May 5, 2023. The technical support offered through this service is designed to address difficulty related to the virtual meeting platform and it is recommended to contact your broker should you be unable to locate your control number. It is anticipated that this proxy statement and the form of proxy card solicited on behalf of our Board will be filed with the SEC and an accompanying Notice mailed to our stockholders beginning on March 24, 2023.

It is the Company’s desire to conduct a safe and informative Meeting. In that interest, NHI intends to observe the Rules of Conduct made available at the Meeting. Any deliberate violation of these Rules of Conduct or an attempt to disrupt the Meeting will be considered cause for expulsion from the Meeting or the question-and-answer session. The Chairperson of the Board, or other presiding officer of the Meeting, will exercise his judgment on any procedural matters not addressed in the Rules of Conduct.

Why am I receiving the Notice or this proxy statement and proxy card?

You are receiving the Notice by mail or this proxy statement and proxy card because you own shares of National Health Investors, Inc. common stock. As permitted by the SEC, we are making this proxy statement and our 2022 Annual Report on Form 10-K (the “2022 Annual Report”) available to our stockholders electronically via the Internet. If you received the Notice by mail, you will not automatically receive a printed copy of the proxy material in the mail. Instead, the Notice instructs you how to access and review on the Internet all of the important information contained in the proxy statement and 2022 Annual Report. The Notice also instructs you how to submit your vote over the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.

This proxy statement describes matters on which you are entitled to vote. When you vote by proxy, you appoint D. Eric Mendelsohn, the Company’s CEO, and John L. Spaid, the Company’s Chief Financial Officer, or either of them, as your representative at the Meeting. Mr. Mendelsohn and Mr. Spaid will vote your shares at the Meeting as you have instructed on the proxy. This way, your shares will be voted even if you cannot attend the Meeting.

If your shares are not voted by proxy at the Meeting, by mail or telephone or on the Internet, they cannot be voted on your behalf. Even if you expect to attend the Meeting, in order to ensure that your shares are represented, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or the instructions in your Notice, or complete, sign and date the enclosed proxy card and return it promptly.

If your shares are held in a brokerage account or in the name of another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the owner of record, you may not vote these shares at the Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who is soliciting my proxy and who is paying the cost of the solicitation?

The Company’s Board is providing you this proxy statement in connection with its solicitation of proxies for use at the Meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or on a remote basis during the Meeting. The Company will pay for the costs of solicitation. As of the date of this proxy statement, we do not expect to pay any compensation for the solicitation of proxies, but will reimburse brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to the beneficial owners of our common stock. We utilize the services of Broadridge Financial Solutions Inc. to disseminate our proxy materials at an estimated cost of $94,000.

What am I voting on?

At the Meeting you will be asked to vote on five proposals: The first proposal is the re-election of three directors to serve a three-year term on the Company’s Board. The second proposal is the approval of the Amended and Restated 2019 Stock Incentive Plan to increase the number of shares available and to provide for awards of restricted stock and restricted stock units. The third proposal is a non-binding advisory vote on executive compensation. The fourth proposal is a non-binding advisory vote on the frequency of the advisory vote on executive compensation. The fifth proposal is the ratification of the appointment of BDO as the Company’s independent registered public accounting firm.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date, Friday, March 10, 2023, are entitled to notice of and to vote at the Meeting or any continuances. We have no class or series of shares currently outstanding other than our common stock. Each holder of the shares of our common stock is entitled to one vote per share on all matters properly brought before the Meeting. Stockholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

How do I vote?

You may vote your shares either at the Meeting, or by proxy by mail or telephone, or on the Internet. If you duly execute and return the enclosed proxy card or use our telephone or Internet voting procedures to authorize the named proxies to vote your shares, those shares will be voted as specified, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope provided, or follow the instructions for voting by proxy on the Internet or by telephone, which may be found in the proxy voting instructions included on the proxy card.

Stockholders of record will be able to attend and vote at the Meeting either virtually or in person. To attend virtually go to www.virtualshareholdermeeting.com/NHI2023. Once properly admitted to the Meeting, you will be able to vote your shares by following the instructions that will be available on the virtual meeting platform. “Street name” stockholders, that is, those stockholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the Meeting may gain access to the Meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the stockholder communications mailbox to link through to the Meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee. Shares held in street name may also be eligible for Internet or telephone voting.

Will my shares be voted if I do not sign and return my proxy card or otherwise provide a proxy?

If your shares are registered in your name and you do not return your proxy card or do not vote at the Meeting or otherwise provide a proxy by telephone or the Internet, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for you on certain matters. Brokers normally have discretion to vote on routine matters, such as ratification of auditors, but not on non-routine matters, such as compensation proposals, proposals on the frequency of advisory votes and approval of amendments to existing equity compensation plans. The NYSE rules provide that uncontested director elections are not considered routine matters and brokers do not have discretion to vote on any director election.

Can I change my vote after I submit my proxy?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing either a written notice of revocation or properly submitting another proxy bearing a later date (either by mail or telephone or on the Internet). The powers of the proxy holders will be suspended if you attend the Meeting and inform the corporate secretary that you wish to revoke or replace your proxy. Your attendance at the Meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by the Company at or prior to the Meeting.

How many votes are needed to hold the Meeting?

As of the Record Date, the Company had a total of 43,388,742 shares of outstanding common stock. A majority of the Company’s outstanding shares as of the Record Date (a quorum) must be present at the Meeting in order to hold the Meeting and conduct business. Shares are counted as present at the Meeting if: (a) a stockholder attends and votes his or her shares at the Meeting; (b) a stockholder has properly submitted a proxy, even if the stockholder marks abstentions on the proxy; or (c) a broker or nominee has properly submitted a proxy, even if the broker indicates that it does not have discretionary authority to vote on one or more matters because the beneficial owner of the shares has not given the broker or nominee specific voting instructions (a “broker non-vote”). A share, once represented for any purpose at the Meeting, is deemed present for purposes of determining a quorum for the Meeting (unless the Meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the Meeting.

What is the Board’s recommendation and how will my shares be voted?

The Board recommends a vote (1) FOR the election of Mr. W. A. Adams, Ms. Colden and Mr. McCabe as directors of NHI; (2) FOR approval of the Amended and Restated 2019 Stock Incentive Plan; (3) FOR approval of the compensation paid to our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this proxy statement; (4) FOR a frequency of “one year” for future non-binding stockholder votes on compensation of our named executive officers; and (5) FOR ratification of the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023. If a proxy is properly submitted in time for the Meeting, your shares will be voted in accordance with the choices specified on your proxy. If you properly submit a proxy, but do not specify a choice, the persons named as the proxy holder on the proxy will vote as recommended by the Board. If a broker submits a proxy that indicates that the broker does not have discretionary authority to vote on one or more matters as to certain shares, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as entitled to vote with respect to such matters. Abstentions will be counted as shares that are present for purposes of determining the presence of a quorum, but are not considered votes cast with respect to the tabulations of votes cast on proposals presented to stockholders. The vote on each proposal is tabulated separately.

What vote is required to elect a director at the Meeting?

Our Bylaws provide that directors in uncontested elections will be elected by a majority of votes cast. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard will be a plurality of votes cast.

What happens if a director nominee fails to receive a majority vote in an uncontested election at the Meeting?

In accordance with our Bylaws, the Board will nominate for election or re-election as a director only candidates who agree to promptly tender, following a failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation.

If an incumbent director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Nominating and Corporate Governance Committee’s recommendation. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC. Any director who tenders his or her resignation pursuant to this provision of our Bylaws may not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Can I vote on other matters or submit a proposal to be considered at the Meeting?

The Company has not received timely notice of any stockholder proposals pursuant to Rule 14a-8 under the Exchange Act to be considered at the Meeting. Stockholders may submit matters for a vote without inclusion in this proxy statement only in accordance with the advance notice provision of the Bylaws. The Company does not intend to present any other business at the Meeting and does not know of any other business intended to be presented other than as discussed or referred to in this proxy statement, as the date specified in the Bylaws for advance notice of proposals by stockholders has passed. If any other matters properly come before the Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxy in the manner as the Board may recommend, or in their discretion, in each case to the extent permitted under the U.S. securities laws.

It is contemplated that the Company’s 2024 annual meeting of stockholders will take place in May 2024. Stockholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2024 annual meeting pursuant to Rule 14a-8 of the Exchange Act if such proposals are received by the Company before the close of business on November 25, 2023 and otherwise comply with the requirements of Rule 14a-8. For stockholders seeking to present a proposal at the 2024 annual meeting without inclusion of such proposal in the Company’s proxy materials, notice thereof must be provided to the corporate secretary of the Company and, in order to be timely, must be delivered to, or mailed and received at the principal executive offices of the Company by February 5, 2024, but not before January 6, 2024. Such notice must meet the informational and other requirements set forth in the Bylaws. The presiding officer at the annual meeting may, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, in which case such business shall not be transacted.

Can I nominate an individual to serve as a director?

If you wish to nominate an individual at the 2024 annual meeting of stockholders to serve as a director, our Bylaws require that you deliver timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee, a completed written questionnaire with respect to each proposed nominee setting forth the background and qualifications of such proposed nominee (which questionnaire will be provided by the corporate secretary of the Company upon written request), the proposed nominee’s written consent to nomination and the additional information and requirements as set forth in our Bylaws. For a stockholders’ notice to the corporate secretary to be timely under our Bylaws, it must be delivered to or mailed and received at our principal executive offices by February 5, 2024, but not before January 6, 2024. In addition to comply with the SEC’s new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees in connection with the 2024 annual meeting of stockholders must provide notice to the Company in accordance with, and that sets forth the information required by, Rule 14a-19 under the Exchange Act no later than March 6, 2024.

Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this proxy statement?

There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement

STOCKHOLDER COMMUNICATIONS

How can stockholders communicate with the Company’s executive officers and Board?

The Board has created the “NHI EthicsPoint” program in order to enable interested parties to communicate with (on a non-identifiable basis if so desired) NHI executive officers, independent directors (including the independent directors as a group), and the NHI Board. The NHI EthicsPoint toll free number is 877-880-2974 and is answered by an independent contractor who transmits the communication to the Company’s corporate secretary and establishes a date by which the caller can obtain a response to the communication, if so requested. The corporate secretary will forward any inquiries to or about executive officers or directors to the Chairperson of the Nominating and Corporate Governance Committee. The corporate secretary of the Company will coordinate any necessary communication and response.

ADDITIONAL INFORMATION

Does the Company provide additional information on its website?

    The NHI website (www.nhireit.com) provides information on the Company, including all public filings (Form 10-Qs, 10-Ks, Statements of Beneficial Ownership, 8-Ks). We also maintain the following documents on the website:

*    Corporate Governance Guidelines
*    The Restated Audit Committee Charter
*    The Compensation Committee Charter

*    The Nominating and Corporate Governance Committee Charter
*    EthicsPoint Information
*    NHI Code of Business Conduct and Ethics (the “NHI Code”)

The NHI Code has been adopted for all employees, officers and directors of the Company. The website will also disclose whether there have been any material amendments or waivers to the NHI Code. To date there have been none.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. All of our press releases for the last two years can be accessed through our website’s press release page. The website is updated regularly for any SEC filings and press releases. The contents of the website are not incorporated into this proxy statement.

How We Count The Votes

*    A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the corporate secretary who will determine whether or not a quorum is present.

*    Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. As a result, abstentions will not have any effect on the voting results with respect to any of the Proposals.

*    If a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be considered as present, but not entitled to vote with respect to that matter. Accordingly, a “broker non-vote” will count towards the establishment of a quorum, but once a quorum is established for the Meeting, will have no effect on the outcome of the proposals as broker non-votes will not be counted as votes cast on such matters.

*    The affirmative vote of the holders of a majority of the votes cast on each proposal at the Meeting is required for the election of the director nominees in Proposal 1 and the approval of Proposal 2, Proposal 3, and Proposal 5. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders in Proposal 4.

Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for the Notice or proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials, as applicable, addressed to those stockholders. This practice, which is commonly referred to as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. NHI and some brokers household the Notice or the proxy materials unless contrary instructions have been received from the affected stockholders. NHI will promptly deliver, upon oral or written request, a separate copy of the Notice or this proxy statement and 2022 Annual Report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to NHI via the following means of communication: by mail at 222 Robert Rose Drive Murfreesboro, Tennessee 37129, Attention: Investor Relations, by e-mail to investorrelations@nhireit.com or by telephone at (615) 890-9100. You may also contact the above if you (and other stockholders sharing the same address) are receiving multiple copies of the Notice or proxy materials and wish to receive only one copy.

APPENDIX A

AMENDED AND RESTATED NATIONAL HEALTH INVESTORS, INC.
2019 STOCK INCENTIVE PLAN

579319-1

579319-1

AMENDED AND RESTATED NATIONAL HEALTH INVESTORS, INC.
2019 Stock Incentive Plan

SECTION 1.PURPOSE. The purpose of the Amended and Restated National Health Investors, Inc. 2019 Stock Incentive Plan (the “Plan”) is to promote the interests of National Health Investors, Inc., a Maryland corporation (the “Company”), and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).
SECTION 2.DEFINITIONS. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.
2.1.“Affiliate” means, with respect to (i) any person directly or indirectly controlling, controlled by, or under common control with such person, (ii) any officer, director, general partner, member or trustee of such person, and (iii) any person who is an officer, director, general partner, member or trustee of any person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such person or entities.
2.2.“Award” means any Option, Stock Appreciation Right, or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.
2.3.“Award Agreement” means a written agreement, contract or other instrument or document (including any amendment or supplement thereto) evidencing any Award and specifying the terms and conditions of an Award granted to a Participant which may, but need not, be executed or acknowledged by the Participant.
2.4.“Board of Directors” or “Board” means the Board of Directors of the Company.
2.5.“Cause” shall mean, unless otherwise defined in the applicable Award Agreement, or any employment agreement or other similar contractual arrangement between the Company and a Participant, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant, or (iii) the final conviction (or plea of guilt or nolo contendere) of a felony. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by
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the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.
2.6.“Change in Control” means the first to occur of:
2.6.1.The date that any one Person, or more than one Person acting as a group, acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total voting power of the stock of Company; provided, however, that the merger or consolidation of the Company with another entity as a result of which fifty percent 50% or more of the outstanding voting securities of the surviving or resulting entity (or of the parent entity of such resulting or surviving entity) shall be owned in the aggregate by the shareholders of the Company immediately prior to such merger or consolidation, shall not constitute a Change in Control.
2.6.2.The date of the merger or consolidation of the Company with another entity as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity (or of the parent entity of such resulting or surviving entity) shall be owned in the aggregate by the shareholders of the Company immediately prior to such merger or consolidation.
2.6.3.The date that a majority of members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
2.6.4.On the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets, directly or indirectly, from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets owned, directly or indirectly, by the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred under this Paragraph 2.6.4 when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer as provided in the following sentence. A transfer of assets by Company is not treated as a change in the ownership of such assets if the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock in the Company, (ii) an entity, fifty percent (50%) or more of the total voting power of which is owned, directly or indirectly, by the Company, (iii) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total voting power of all the outstanding stock of the Company, or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii) of this Paragraph.
Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations. No Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a
2

change of control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).
2.7.“Code” means the Internal Revenue Code of 1986, as amended.
2.8.“Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act, members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3.
2.9.“Common Stock” means the common stock, $0.01 par value, of the Company.
2.10.“Consultant” means any consultant to the Company or its Subsidiaries or Affiliates.
2.11.“Director” means a member of the Board.
2.12.“Disability” means has the same meaning, except as otherwise provided by the Administrator, as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company, or if applicable, a Subsidiary or Affiliate, for the Participant, whether or not that Participant actually receives disability benefits under the plan or policy; provided, that if no long-term disability plan or policy was ever maintained on behalf of the Participant, the term means, except as otherwise provided by the Administrator, the absence of the Participant from the Participant’s duties on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company.
2.13.“Effective Date” means March [15], 2023, which is the date on which the Plan was approved by the Board.
2.14.“Employee” means (i) with respect to an ISO, any person who, at the time the ISO is granted to such person, is an “employee,” as such term is used in section 422 of the Code and described in Regulations section 1.421-1(h)(1), of the Company or a Subsidiary, and (ii) with respect to any other Award, any person employed by or performing services, whether as an employee, officer, director (including outside director), or consultant of the Company.
2.15.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.16.“Fair Market Value” means the fair market value of a share of Common Stock as of any date, determined by applying the following rules:
2.16.1.If the principal market for the Common Stock is a national securities exchange or the Nasdaq stock market, then the fair market value as of that date shall be the reported closing price of the Common Stock on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading.
2.16.2.If sale prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the Nasdaq stock market, the fair market value of the Common Stock shall be
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the reported closing price for the Common Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.
2.16.3.If the day is not a business day and as a result, Paragraphs 2.16.1 and 2.16.2 next above are inapplicable, the fair market value of the Common Stock shall be determined as of the next earlier business day.
2.16.4.If Paragraphs 2.16.1, 2.16.2 and 2.16.3 next above are otherwise inapplicable, then the fair market value of the Common Stock shall be determined in good faith by the Committee in a manner consistent with section 409A of the Code.
2.17.“ISO”means an option to purchase Common Stock granted under the Plan that constitutes and shall be treated as an “incentive stock option,” as such phrase is defined in Section 422(b) of the Code.
2.18.“Non-Qualified Option” means an option to purchase Common Stock granted to an Employee pursuant to the Plan that is not an “incentive stock option” as such phrase is defined in Section 422(b) of the Code.
2.19.“Option”means any ISO or Non-Qualified Option granted pursuant to this Plan.
2.20. “Participant” means a Person eligible to receive an Award pursuant to Section 3 to whom an Award has been granted pursuant to the Plan.
2.21. “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
2.22.“Regulations” mean the Federal Income Tax Regulations, including Temporary Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).
2.23.“Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time) as described in Section 7 hereof.
2.24. “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time) as described in Section 7 hereof.
2.25. “SAR” or “Stock Appreciation Right” means a stock appreciation right as described in Section 6.3 hereof.
2.26.“Share” means a share of Common Stock of National Health Investors, Inc.
2.27.“Subsidiary”shall have the meaning set forth for “subsidiary corporation” in section 424(f) of the Code.
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SECTION 3.ELIGIBILITY. Any Employee, Director or Consultant shall be eligible to be designated a Participant. The Committee shall have the sole authority to select the persons who may become Participants and the type(s) of Awards such Persons shall be granted. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period shall not by virtue of such participation have the right to be selected as a Participant for any other period. Any Participant may hold at any time more than one (1) Award, but only upon such terms as provided hereunder and any agreement evidencing such Awards.
SECTION 4.COMMON STOCK SUBJECT TO THE PLAN.
4.1.Source of Shares. Upon the exercise of an Option or SAR or other Award the Company shall deliver to the Participant authorized but previously unissued Common Stock or Common Stock that is held by the Company in treasury; provided, however, any Award may be settled in cash at the discretion of the Committee.
4.2.Maximum Number of Shares. The maximum aggregate number of Shares that may be issued pursuant to the Plan is 6,000,000 Shares (such number from time to time, the “Share Reserve”). The aggregate number of Shares available for grant under this Plan and the number of shares of Common Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 8.1. Shares representing tandem Awards granted hereunder whereby if the one type of Award is exercised, it cancels the related Award, shall for such purpose only be counted as either Shares representing one type of Award or the other, but not as both.
4.3.Share Counting.
4.3.1.If any Shares covered by an Award granted under this Plan, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is otherwise canceled without the delivery of Shares, then the Shares covered by such Award shall increase the Share Reserve to the extent of any such settlement, forfeiture, termination, expiration or cancellation.
4.3.2.Notwithstanding the foregoing, the following Shares underlying any Award under any Prior Plan or the Plan will not again become available for Awards under the Plan: (1) Shares tendered or withheld in payment of the exercise price of an Option, (2) Shares tendered or withheld to satisfy any tax withholding obligation with respect to any Award, (3) Shares repurchased by the Company with proceeds received from the exercise of an Option, and (4) Shares subject to an SAR that are not issued in connection with the Share settlement of that SAR upon its exercise.
4.4.Maximum Number of ISOs. The maximum aggregate number of shares of Common Stock that may be issued pursuant to Incentive Stock Options under the Plan is 6,000,000 shares, subject to adjustment as provided in Section 8.1, provided that no adjustment shall be made and no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under section 422 of the Code.
SECTION 5.ADMINISTRATION OF THE PLAN.
5.1.Committee. The Plan shall be administered by the Board or, as directed specifically otherwise herein, by the Committee.
5.2.Awards. The Committee shall have the sole authority and discretion under the Plan to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a
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Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by any specific provision of the Plan, amend or modify the terms of any Award at or after grant with or without the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 12 hereunder to amend or terminate the Plan. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board
5.3.Plan Interpretation. The Committee shall be authorized to interpret the Plan and any Award granted hereunder and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of the Plan.
5.4.Committee Interpretations Conclusive. The interpretation and construction by the Committee of any provision of the Plan, any Award granted hereunder or any Award Agreement shall be final and conclusive upon all parties, except as may otherwise be determined by the Board of Directors.
5.5.Committee Exculpation. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee or Board of Directors shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 6.TERMS AND CONDITIONS OF OPTIONS.
6.1.ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee, shall be set forth in an Award Agreement between the Company and the Participant in such form as the Committee shall approve, and shall be clearly identified therein as an ISO. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and be treated as an “incentive stock option” as defined in section 422 of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder. Notwithstanding the above, the terms and conditions of each ISO shall include the following:
6.1.1.The exercise price shall not be less than one hundred percent (100%) (or one hundred ten percent (110%) in the case of an Employee referred to in Paragraph 6.1.3
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hereof) of the Fair Market Value of the Shares of Common Stock subject to the ISO on the date the ISO is granted which price shall be payable in U.S. dollars upon the exercise of such ISO and paid, except as otherwise provided in Section 6.6, in cash or by check immediately upon exercise.
6.1.2.The Committee shall fix the term of all ISOs granted pursuant to the Plan, including the date on which such ISO shall expire and terminate; provided, however, that such term shall in no event exceed ten (10) years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Paragraph 6.1.3 hereof, such term shall in no event exceed five (5) years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion. The Committee may provide that in the event such Employee holding the ISO shall cease to be an Employee as defined in section 422 of the Code, such option may remain outstanding, but shall be automatically converted into a Non-Qualified Stock Option.
6.1.3.An ISO shall not be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary of the Company (taking into account the attribution rules of section 424(d) of the Code), unless the exercise price is at least one hundred ten percent (110%) of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five (5) years from the date it is granted. Notwithstanding any other provision of the Plan, the provisions of this Paragraph 6.1.3 shall not apply, or be construed to apply, to any Non-Qualified Option or SAR granted under the Plan.
6.1.4.If upon the exercise of one or more Options granted pursuant to this or any other plan of the Company or any Subsidiary of the Company that are designated as ISOs upon the grant thereof, a portion of such exercised Options are not treated as ISOs pursuant to section 422(d) of the Code, which sets a limit upon the aggregate Fair Market Value (determined at the time the ISOs are granted) of stock subject to ISOs that may become exercisable by the optionee thereof for the first time during any calendar year, then the Company shall issue one or more certificates evidencing the Common Stock acquired pursuant to the exercise of ISOs and one or more certificates evidencing the Common Stock acquired pursuant to the exercise of Options not treated as ISOs in accordance with section 422 of the Code and shall so identify such certificates in the Company’s stock transfer records.
6.1.5.Following a transfer of stock to a Participant pursuant to such Participant’s exercise of an ISO, the Company or any Subsidiary of the Company shall (on or before January 31 of the calendar year following the year of such transfer) furnish to such Participant the written statement prescribed by section 6039 of the Code and the Regulations promulgated thereunder.
6.2.Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in an Award Agreement between the Company and the Participant in such form as the Committee shall approve, and such Option shall be clearly identified therein as a Non-Qualified Option and shall be a “non-qualified stock option” for Federal income tax purposes to which section 422 of the Code does not apply. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder. Notwithstanding the above, the terms and conditions of each Non-Qualified Option shall include the following:
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6.2.1.The option price shall be as determined by the Committee, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.
6.2.2.The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Such term may not be more than ten (10) years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion and as set forth in the agreement evidencing such Non-Qualified Stock Option.
6.3.SARs. The terms and conditions of each SAR granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in an Award Agreement between the Company and the Participant in such form as the Committee shall approve, and shall be clearly identified therein as a SAR. The Committee shall have the power to grant, simultaneously with the grant of a Non-Qualified Option or at any other time, stock appreciation rights with respect to that portion of Common Stock as the Committee in its discretion determines. Such rights may be granted separately and exclusively (“Exclusive SARs”) or in connection with a Non-Qualified Option (“Attached SARs”) at the time of grant of such Non-Qualified Option. The terms and conditions of any SAR granted hereunder need not be identical to those of any other SAR granted hereunder. Notwithstanding the above, the terms and conditions of SARs shall include the following:
6.3.1.A SAR shall include in its terms the Fair Market Value, for purposes of this Section 6.3, of one (1) share of the Company’s Common Stock and shall provide that such SAR shall not be exercisable prior to a date as determined by the Committee.
6.3.2.An Attached SAR may be exercised only to the extent the Non-Qualified Option to which it relates is exercisable. The exercise of an Attached SAR shall cancel the related Option for a like number of Shares and the exercise of a related Option shall cancel an Attached SAR for a like number of Shares.
6.3.3.A SAR shall entitle the holder thereof to exercise such SAR (or any portion thereof), and in the case of an Attached SAR, to surrender simultaneously the related Non-Qualified Option (or such portion thereof) to the Company, and to receive from the Company in exchange therefor cash, or its equivalent in shares of Common Stock, or any combination thereof as determined in the sole discretion of the Committee, having an aggregate value equal to the excess of the Fair Market Value of one (1) share of Common Stock at the date of exercise over the Fair Market Value thereof upon the date the SAR was granted, as determined pursuant to Paragraph 6.3.1 above, times the number of SARs exercised.
6.3.4.The Committee reserves the right to call for the exercise of a SAR at any time without the approval of the holder of such SAR.
6.3.5.If the Committee elects to pay part or all of the benefit determined in accordance with Paragraph 6.3.3 above in shares of Common Stock, the value of a share of Common Stock for such purpose shall be the Fair Market Value on the date of exercise; provided, however, that fractional shares shall not be delivered under this Paragraph 6.3.5, and in lieu thereof a cash adjustment shall be made.
6.4.Terms and Conditions Common to All Options. Unless otherwise provided by the Committee in an Award Agreement (at or, in the case of Non-Qualified Options and SARs, after,
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grant), Awards of Options and SARs granted under the Plan shall include the following provisions:
6.4.1.All Awards of Options and SARs, by their terms, shall not be transferable other than by last will and testament or the laws of descent and distribution; provided, however, Non-Qualified Options and SARs may also be transferable to members of the Participant’s immediate family (or to one or more trusts for the benefit of such family members or to partnerships or limited liability companies in which such family members or trusts are the only partners or members or to IRS qualified educational, charitable or religious foundations or institutions), if (i) the Award Agreement with respect to which such Non-Qualified Option or SAR relates expressly so provides, and (ii) the Participant does not receive any consideration for the transfer. Any Option or SAR held by any such transferees will continue to be subject to the same terms and conditions that are applicable to such Option or SAR immediately prior to its transfer. During a Participant’s lifetime, ISOs shall be exercisable only by the Participant and Non-Qualified Options and SARs may be exercised by the Participant or the appropriate transferee.
6.4.2.Each Option or SAR shall state the number of shares to which it pertains and the requirements and vesting schedule thereof, if any.
6.4.3.Except as otherwise provided in the Award Agreement or as provided in Paragraph 6.4.4 (relating to permanent and total disability), 6.4.5 (relating to death), and 6.4.6 (relating to “cause”), in the event a Participant shall cease to be employed by the Company or a Subsidiary of the Company on a full-time basis for any reason, (i) the unvested portion of any Option or SAR held by such Participant at that time shall be cancelled and forfeited without consideration as of the date Participant ceases to be so employed and (ii) any outstanding vested Options or SAR held by such Participant may be exercised by the Participant or the Participant’s beneficiary within 90 days of the date the Participant ceases to be so employed, after which any unexercised Options will cease to be exercisable and will terminate automatically and will be forfeited.
6.4.4.In the event a Participant shall cease to be employed by the Company or any Subsidiary of the Company on a full-time basis by reason of his Disability, the unexercised portion of any Option or SAR held by such Participant at that time may only be exercised within 180 days after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such Option or SAR as of the date on which he ceased to be so employed; provided, that in no event may such Option or SAR be exercised beyond the expiration of the term of the Option or SAR.
6.4.5.In the event a Participant shall die while in the full-time employ of the Company or a Subsidiary of the Company, the unexercised portion of any Option or SAR held by such Participant at the time of his death may only be exercised within 180 days after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such Option or SAR at the time of his death. In such event, such Option or SAR may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the Option or SAR directly from the Participant by last will and testament or the applicable laws of descent and distribution with respect to ISOs and by transfers permitted in Paragraph 6.4.1 with respect to Non-Qualified Options and SARs.
6.4.6.In the event a Participant is terminated from employment with the Company for “cause,” such Participant’s right to exercise any Option or SAR granted hereunder, whether vested or non-vested, shall terminate upon notice of discharge.
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6.4.7.If a Participant shall cease to be employed by the Company or any Subsidiary of the Company for any reason, the Company, at its discretion, may elect to repurchase from the Participant or his legal representative any and all Common Stock received by such Participant upon exercise of any Options or SARs as of the date of termination for a price per share equal to the exercise price of such Options or SARs. The Company’s right to repurchase the Common Stock shall continue for a period of six (6) years from the date of grant of such Option or SAR. The payment for shares of Common Stock repurchased by the Company pursuant hereto shall be made, in cash or by check, at the address of the Participant as set forth in the stock records of the Company, or at such other location as the parties to the repurchase may mutually agree. Upon payment by the Company in compliance with the provisions of this Paragraph 6.4.7, the Participant or his legal representative shall deliver to the Company for cancellation the certificate(s) evidencing the Common Stock repurchased by the Company. The failure of the Participant or legal representative to so deliver the certificate(s) shall not impinge the validity of the Company’s repurchase.
6.4.8.The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of full-time employment for purposes of determining questions of forfeiture and exercise of an Option or SAR after termination of full-time employment. With respect to an ISO, such period of unemployment that is longer than three months following termination may be treated as employment if consistent with section 422 of the Code pursuant to a federal statute, Regulations, or a published ruling of the Internal Revenue Service that has general application.
6.4.9.Notwithstanding the foregoing and except as permitted by the provisions of Section 8 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the exercise price thereof, (ii) cancel such Options or SARs in exchange for cash or a grant of either substitute Options or SARs with a lower exercise price than the cancelled Award, or any other Award, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the New York Stock Exchange or such other principal securities exchange on which the Shares are traded, in each case without the approval of the Company’s shareholders.
6.5.Payment of Exercise Price. The payment of the exercise price of an Option granted under this Plan shall be subject to the following, subject to any applicable restrictions provided by law:
6.5.1.Subject to the following provisions of this Section 6.5, the full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Paragraph 6.5.3, payment may be made as soon as practicable after the exercise).
6.5.2.The exercise price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee, including by way of a “net exercise” pursuant to which a Participant, without tendering the Option Price, is paid Shares representing the excess of (i) the Fair Market Value on the date of exercise of the Shares as to which the Option is being exercised over (ii) the aggregate Option Price and applicable withholding taxes (unless such withholding is otherwise paid by the Participant).
6.5.3.The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common
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Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and the applicable tax withholding resulting from such exercise.
6.6.Rights as a Shareholder. Any Participant or transferee of an Option or SAR granted hereunder shall have no rights as a shareholder of the Company with respect to any shares of Common Stock to which such Award relates until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise required by the Plan.
6.7.Fractional Shares. Only whole Shares of Common Stock may be acquired through the exercise of an Option or SAR. Any amounts tendered in the exercise of an Award remaining after the maximum number of whole Shares have been purchased will be returned to the Participant.
6.8.Other Agreement Provisions. The agreements evidencing Awards authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of such Awards, as the Committee shall deem advisable. Any Award Agreement hereunder shall contain such limitations and restrictions upon the exercise of ISOs as shall be necessary in order that such ISOs will be “incentive stock options” as defined in section 422 of the Code, or to conform to any change in the law, which provisions shall control any inconsistent or contradictory provision of the Plan. No Dividend Equivalent Rights shall be granted with respect to Options or SARs.
SECTION 7.TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1.Restricted Stock. The terms and conditions of each share of Restricted Stock granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in an Award Agreement between the Company and the Participant in such form as the Committee shall approve, and such Option shall be clearly identified therein as Restricted Stock. Notwithstanding the above, the terms and conditions of each share of Restricted Stock shall include the following:
7.1.1.Rights as a Stockholder. Upon the grant of Restricted Stock and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Paragraph 7.1.3 below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Paragraph 7.1.3 below, and the Participant shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
7.1.2.Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Sections 9.2 and 9.3 below, in writing after the
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Award is issued, if a Participant’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at their original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
7.1.3.Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
7.2.Restricted Stock Units. The terms and conditions of each Award of Restricted Stock Units granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in an Award Agreement between the Company and the Participant in such form as the Committee shall approve, and such Restricted Stock Unit shall be clearly identified therein as a Restricted Stock Unit. Except in the case of Restricted Stock Units with a deferred settlement date that complies with section 409A of the Code, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement). Restricted Stock Units with deferred settlement dates are subject to section 409A of the Code and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of section 409A of the Code. Notwithstanding the above, the terms and conditions of each share of Restricted Stock shall include the following:
7.2.1.Rights as a Stockholder. A Participant shall have the rights as a stockholder only as to shares of Common Stock acquired by the Participant upon settlement of Restricted Stock Units; provided, however, that the Participant may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of section 7.3 and such terms and conditions as the Administrator may determine.
7.2.2.Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Sections 9.2 and 9.3 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
7.3.Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue
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additional dividend equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
SECTION 8.ADJUSTMENTS.
8.1.Adjustment to Shares. The number and kind of shares of stock with respect to which Awards hereunder may be granted (both overall and individual limitations) and which are the subject of outstanding Awards, and the maximum number and exercise price thereof, shall be adjusted as the Committee determines to be appropriate, in the event that:
8.1.1.The Company effects one or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;
8.1.2.The Company engages in a transaction to which section 424 of the Code applies; or
8.1.3.There occurs any other event that in the judgment of the Committee necessitates such action;
provided, however, that if an event described in Paragraphs 7.1.1 and 7.1.2 occurs, the Committee shall make adjustments to the limit on Awards specified in Section 4 that are proportionate to the modifications of the Stock that are on account of such corporate changes, and further provided, however, (i) that the limitations of sections 422 and 424 of the Code shall apply with respect to adjustments made to ISOs so as not to cause any ISO to cease to qualify as an ISO under section 422 of the Code and (ii) that no adjustments may be made that (A) would cause any Option to be subject to section 409A of the Code, or (B) if it causes such Option to be subject to section 409A of the Code, would result in any additional tax under such section. All such adjustments by the Committee shall be effective and binding for all purposes of this Plan. In the event of any other corporate transaction that affects the Shares, such as an extraordinary dividend, the Committee shall make such other adjustments to outstanding Award Agreements to equitable reflect such transaction.
8.2.Substitution of Awards on Merger or Acquisition. The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Awards shall be determined by the Committee in its sole discretion, subject only to the limitations of Section 4.
8.3.Effect of Certain Transactions.
8.3.1.In the event of: (a) a dissolution, liquidation or sale of substantially all of the assets of the Company or (b) a merger or other reorganization of the Company in which the Company is not the surviving entity, survives only as a subsidiary of another entity or is otherwise controlled by the surviving or successor entity whether or not such event constitutes a Change in Control, any unexercised awards will terminate, provided, the vesting date of each outstanding Option shall accelerate and be exercisable within sixty (60) days prior to such occurrence in whole or in part.
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8.3.2.Except to the extent that Paragraph 8.3.1 controls the disposition, vesting, settlement, exchange or other treatment of an Award upon a Change in Control, in the event of a Change in Control in which the Company is the surviving entity, outstanding Awards shall be subject to the transaction agreement entered into with respect to such Change in Control. Such transaction agreement may provide, without limitation, continuation by the Company, revision, cancellation, conversion or other treatment of such Awards, in all cases without consent of the Participant. Provided, however, in the event that such agreement provides for the cancellation of the Awards, each holder shall be entitled to the same consideration or the equivalent value in cash, as provided in such agreement, as the consideration received by the holder of Common Stock pursuant to such transaction agreement with respect to all Awards which are vested on the date of the transaction. Any determination to be made hereunder with respect implementing the treatment as provided in the transaction agreement shall be made by the Committee and its determination shall be final, binding and conclusive.
8.4.Limited Rights Upon Company’s Restructure. Except as herein before expressly provided in this Section 8, a holder of an Award shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award granted hereunder.
8.5.Effect of Awards on Company’s Capital and Business Structure. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
SECTION 9.GENERAL PROVISIONS.
9.1.Effect of the Plan on Employment Relationship. Neither the Plan nor any Award granted hereunder to an Employee shall be construed as conferring upon such Participant any right to continue in the employ of the Company or the service of the Company or any Subsidiary, as the case may be, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant’s employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.
9.2.Amendment of the Plan. The Board of Directors may, as permitted by law, amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding Common Stock of the Company entitled to vote thereon at a shareholders’ meeting, the Board of Directors may not amend the Plan to (i) increase (except for increases due to adjustments in accordance with Section 8 hereof) the aggregate number of shares of Common Stock which may be issued under the Plan, (ii) increase the benefits accruing to a Participant under this Plan, including any decrease in the minimum exercise price specified by the Plan, (iii) change the class of Employees eligible to receive Awards under the Plan, or (iv) make any other revision to the Plan as it relates to ISOs that requires shareholder approval under the Code. Notwithstanding any other provision of the Plan, shareholder approval of amendments to the Plan need not be obtained if such approval is not required to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.
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9.3.Amendments to Awards. Subject to the restrictions set forth in the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively (and in accordance with section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
9.4.Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its expense, to handle and defend the same.
9.5.Termination of the Plan. The Board of Directors may terminate the Plan at any time. No Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Award theretofore granted under the Plan.
9.6.Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted hereunder shall be used for general corporate purposes.
9.7.No Obligation to Exercise Option or SAR. The granting of an Option or SAR hereunder shall impose no obligation upon the Participant to exercise such Option or SAR.
9.8.Effective Date of the Plan. The Plan shall be effective as of the Effective Date; provided, however, that to the extent that Awards are granted under the Plan prior to its approval by the Company’s shareholders, such Awards shall be contingent on approval of the Plan by the Company’s shareholders within twelve (12) months before or after the Effective Date and consistent with the requirements for shareholder approval of matters requiring shareholder approval under the Company’s organizational documents and under applicable corporate law. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.
9.9.Interpretation. Any words herein used in the masculine shall read and be construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.
9.10.Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant
15

the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the maximum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time, in each case (x) as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge and (y) based on the Fair Market Value of the Shares on the wage payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
9.11.Recoupment of Awards. Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company (i) to the extent set forth in any Award Agreement, (ii) to the extent that such Participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Affiliate thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.
9.12.Compliance with Section 409A of the Code. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under section 409A of the Code, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award Agreement under the Plan is intended to meet the requirements of section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to section 409A of the Code (a “409A Award”), the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under section 409A of the Code. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of section 409A of the Code) to a Participant who is then considered a “specified employee” (within the meaning of section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations with respect to the application of section 409A of the Code to any tax, economic, or legal consequences of any Awards or payment, or the settlement or deferral thereof to a Participant and, by the acceptance of any Award, each Participant understands and agrees to accept the potential application of section 409A of the Code to the tax and legal consequences of such Award.
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9.13.Compliance with Section 16 of the Exchange Act. The transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
9.14.Headings. Any heading or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.
9.15.No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, SARs or other types of Awards provided for hereunder.
9.16.Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
9.17.Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
9.18.No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
9.19.Waiver of Jury Trial. EACH PARTICIPANT HEREUNDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS HE OR SHE MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS PLAN OR ANY AGREEMENT HEREUNDER OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. BY AGREEING TO RECEIVE AN AWARD, EACH PARTICIPANT HERETO ACKNOWLEDGES THAT HE OR SHE IS KNOWINGLY AND VOLUNTARILY WAIVING HIS OR HER RIGHT TO DEMAND TRIAL BY JURY.
9.20.Governing Law. This Plan shall be construed in accordance with the laws of the State of Tennessee.
35316445.1
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NATIONAL HEALTH INVESTORS, INC.
P.O. BOX 306041
NASHVILLE, TN 37230-6041

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/04/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. W. Andrew Adams	☐	☐	☐
1b. Tracy M.J. Colden	☐	☐	☐
1c. Robert A. McCabe, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Approve the Amended and Restated 2019 Stock Incentive Plan.	☐	☐	☐
3. Approve the advisory resolution approving the compensation of the named executive officers as disclosed in the accompanying Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4. Approve the advisory vote on the frequency the advisory vote on the compensation of the named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
5. Ratify the audit committee's selection of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

0000597740_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

---

NATIONAL HEALTH INVESTORS, INC.
222 Robert Rose Drive
Murfreesboro, Tennessee 37129
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints D. Eric Mendelsohn and John L. Spaid as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Investors, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Banquet Room of The View at Fountains, 1500 Medical Center Parkway, Murfreesboro, Tennessee and via live webcast at www.virtualshareholdermeeting.com/NHI2023 on Friday, May 5, 2023 at 1:00 pm CDT and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the proposals listed on the reverse side more fully described in the Notice and Proxy Statement for the meeting (receipt whereof is hereby acknowledged).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 5 AND FOR ONE YEAR FOR PROPOSAL 4.**

Continued and to be signed on reverse side

0000597740_2 R1.0.0.6